                                                                    EXHIBIT 4(b)



                            RETIREMENT SAVINGS AND

                            STOCK OWNERSHIP PLAN OF

                       ARMSTRONG WORLD INDUSTRIES, INC.



                            As Amended and Restated
                           Effective October 1, 1996



                         THIS WORKING COPY OF THE PLAN
                        INCORPORATES AMENDMENTS ADOPTED
                           THROUGH NOVEMBER 5, 1999

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PREAMBLE.....................................................................  1

Article 1.  Definitions......................................................  4
 1.01  Acquisition Loan......................................................  4
 1.02  Actual Deferral Percentage............................................  4
 1.03  Affiliated Company....................................................  5
 1.04  Beneficiary...........................................................  5
 1.05  Board of Directors....................................................  6
 1.06  Break in Service......................................................  6
 1.07  Change in Control.....................................................  6
 1.08  Code..................................................................  6
 1.09  Committee.............................................................  6
 1.10  Company...............................................................  6
 1.11  Company Stock.........................................................  6
 1.12  Company Suspense Account..............................................  7
 1.13  Compensation..........................................................  7
 1.14  Contribution Percentage...............................................  8
 1.15  Effective Date........................................................  9
 1.16  Eligible Employee.....................................................  9
 1.17  Eligible Member.......................................................  9
 1.18  Employee..............................................................  9
 1.19  Equity Account........................................................ 10
 1.20  Equity Allocations.................................................... 10
 1.21  ERISA................................................................. 10
 1.22  Excess Exchange Contributions......................................... 10
 1.23  Excess Matching Allocations........................................... 11
 1.24  Excess Sheltered Contributions........................................ 12
 1.25  Excess Standard Contributions......................................... 13
 1.26  Exchange Contribution Account......................................... 14
 1.27  Exchange Contributions................................................ 14
 1.28  Full-Time Employee.................................................... 15
 1.29  Highly Compensated Employee........................................... 15
 1.30  Hour of Service....................................................... 18
 1.31  Investment Fund....................................................... 18
 1.32  Leveraged Shares...................................................... 18
 1.33  Match Account......................................................... 19
 1.34  Matching Allocations.................................................. 19
 1.35  Member................................................................ 19
 1.36  Member Account or Account............................................. 19
 1.37  Parental Leave........................................................ 19
 1.38  Participating Company................................................. 19

 1.39  Part-Time Employee.................................................... 19
 1.40  Plan.................................................................. 20
 1.41  Plan Fiduciary........................................................ 20
 1.42  Plan Year............................................................. 20
 1.43  Qualifying Year of Employment......................................... 20
 1.44  Retirement............................................................ 20
 1.45  Retirement Savings Account............................................ 20
 1.46  Retirement Savings Matching Contributions............................. 21
 1.47  Retirement Savings Trustee............................................ 21
 1.48  Rollover Contributions................................................ 21
 1.49  Service............................................................... 21
 1.50  Sheltered Contributions............................................... 21
 1.51  Standard Contributions................................................ 22
 1.52  Standard Contributions Percentage..................................... 22
 1.53  Stock Ownership Account............................................... 23
 1.54  Stock Ownership Allocation Period..................................... 23
 1.55  Stock Ownership Contributions......................................... 23
 1.56  Stock Ownership Plan.................................................. 23
 1.57  Stock Ownership Trustee............................................... 24
 1.58  Tax Deductible Contributions.......................................... 24
 1.59  Trust................................................................. 24
 1.60  Trust Agreement....................................................... 24
 1.61  Trust Fund............................................................ 24
 1.62  Valuation Date........................................................ 24
 1.63  Year of Service....................................................... 25

Article 2. Eligibility and Membership........................................ 26
 2.01  Eligibility........................................................... 26
 2.02  Excluded Employees.................................................... 26
 2.03  Membership............................................................ 27
 2.04  Events Affecting Membership........................................... 28
 2.05  Membership Upon Reemployment.......................................... 29

Article 3.  Service.......................................................... 31
 3.01  Companies For Whom Credited........................................... 31
 3.02  Hours of Service...................................................... 31
 3.03  Additional Service Credit............................................. 35

Article 4.  Contributions and Dividends...................................... 36
 4.01  Member Pre-Tax Contributions.......................................... 36
 4.02  Standard Contributions................................................ 38
 4.03  Change or Suspension in Member Contributions.......................... 39
 4.04  Stock Ownership Contributions......................................... 41
 4.05  Manner of Contributions............................................... 43
 4.06  Return of Contributions............................................... 43

 4.07  Dividends on Company Stock..........................................   43
 4.08  Correction of Errors in Contributions...............................   44
 4.09  Rollover Contributions..............................................   45

Article 5.  Acquisition Loans..............................................   47
 5.01  Acquisition Loan....................................................   47
 5.02  Allocation of Leveraged Shares......................................   48

Article 6.  Allocations of and Limitations on Contributions................   50
 6.01  Members Eligible for Allocations....................................   50
 6.02  Method of Allocations...............................................   53
 6.03  Limitation on Exchange Contributions Affecting Highly Compensated...
            Employees......................................................   57
 6.04  Limitation on Sheltered Contributions Affecting Highly Compensated
            Employees......................................................   59
 6.05  Maximum Exchange Contributions and Sheltered Contributions..........   60
 6.06  Limitation on Matching Allocations Affecting Highly Compensated
            Employees......................................................   62
 6.07  Limitation on Standard Contributions Affecting Highly Compensated
            Employees......................................................   64
 6.08  Limitations on Annual Additions.....................................   67

Article 7.  Investment of Contributions....................................   73
 7.01  Investment Funds....................................................   73
 7.02  Investment of Contributions.........................................   75
 7.03  Change of Election..................................................   76
 7.04  Transfers Among Funds...............................................   76
 7.05  Investment Options..................................................   79
 7.06  Valuations..........................................................   79
 7.07  Annual Statements...................................................   80
 7.08  Diversification of Stock Ownership Accounts.........................   80

Article 8.  In-Service Withdrawals and Loans...............................   83
 8.01  In-Service Withdrawals..............................................   83
 8.02  Determination of Financial Hardship.................................   84
 8.03  Investment Fund to be Charged with Withdrawal.......................   87
 8.04  Loans to Eligible Borrowers.........................................   87

Article 9.  Vesting and Distributions......................................   93
 9.01  Vesting.............................................................   93
 9.02  Distribution Upon Retirement or Other Termination of Employment.....   94
 9.04  Latest Commencement of Payments.....................................  102
 9.05  Forfeitures.........................................................  103
 9.06  Direct Rollover Distributions.......................................  105
 9.07  Inability to Locate Payee...........................................  107

Article 10. Management of Funds............................................  108
 10.01 Trust Funds.........................................................  108
 10.02 Investment of Stock Ownership Contributions.........................  109
 10.03 Member Accounts.....................................................  109
 10.04 Transfer of Trust Assets............................................  111
 10.05 Voting Rights for Company Stock.....................................  111
 10.06 Tender Offer Rights with Respect to Company Stock...................  112

Article 11. Administration of Plan.......................................... 116
 11.01  Appointment of Committee............................................ 116
 11.02  Organization and Operation of the Committee......................... 116
 11.03  Duties and Responsibilities of the Committee........................ 117
 11.04  Required Information................................................ 118
 11.05  Indemnification..................................................... 119
 11.06  Claims and Appeal Procedure......................................... 119
 11.07  Expenses of the Plan................................................ 121

Article 12. General Provisions.............................................. 122
 12.01  Exclusiveness of Benefits........................................... 122
 12.02  Limitation of Rights................................................ 122
 12.03  Non-Assignability................................................... 122
 12.04  Construction of Agreement........................................... 123
 12.05  Severability........................................................ 123
 12.06  Titles and Headings................................................. 124
 12.07  Counterparts as Original............................................ 124
 12.08  Construction........................................................ 124
 12.09  Source of Benefits.................................................. 124
 12.10  Top-Heavy Provisions................................................ 124

Article 13.  Amendment, Merger And Termination.............................. 131
 13.01  Amendment........................................................... 131
 13.02  Termination, Sale of Assets or Sale of Subsidiary................... 131
 13.03  Merger of Plans..................................................... 132
 13.04  Additional Participating Companies, Locations, or Divisions......... 133

                            RETIREMENT SAVINGS AND
                            STOCK OWNERSHIP PLAN OF
                       ARMSTRONG WORLD INDUSTRIES, INC.


                                   PREAMBLE


     The purpose of the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. (the "Plan"), formerly known as the "Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.," is to build a better and more prosperous Armstrong World Industries, Inc. (the "Company").
The Plan is designed to provide a means for long-term savings while providing employees with additional incentive to give their best efforts to help the Company prosper and grow, by permitting eligible employees to acquire a proprietary interest in the Company and accumulate capital for their future economic security. The Plan is designed to help provide additional benefits to eligible employees at the time of retirement, disability or termination of service, or for their beneficiaries in the event of their death.

     The Plan consists of two portions. The first portion is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code Sections 401(a) and 401(k), under which contributions shall be made regardless of Armstrong's profits. The second portion (the assets of which are invested in the "Stock Ownership Fund") is both a stock bonus plan and an employee stock ownership plan intended to qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Code, and as such is designed to invest primarily in common stock of Armstrong. All Trust assets acquired under the Plan as a result of contributions, income and other additions to the Plan shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan.

     The Plan was originally established effective August 1, 1983, and has been amended from time to time since its adoption to comply with changes in the law and certain design changes. The Plan was amended and restated in order to comply with the Tax Reform Act of 1986 and other subsequent legislation and official guidance.

     Effective as of the close of business on September 30, 1996, the assets and liabilities of the Armstrong World Industries, Inc. Employee Stock Ownership Plan and the portion of the assets and liabilities of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. attributable to hourly employees employed at the Company's Mobile Plant and to all hourly employees of the Affiliated Companies who are not members of a collective bargaining unit were merged into the Plan. The Plan is hereby amended and restated to change its name to the "Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc.," to reflect the merger of the Armstrong World Industries, Inc. Employee Stock Ownership Plan and part of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc., and to make certain changes in the design of the employee stock ownership portion of the Plan.

     The rights of any Member or former Member whose employment terminates prior to the effective date of any amendment or restatement of the Plan, and the rights of the Beneficiary of such Member or former Member, shall be governed by the provisions of the Plan as in effect at the time of the Member's termination of employment, except in the event such Member is rehired and except as otherwise specifically provided herein or as required by law.

      Unless a different date is specified for some purpose in the Plan, the provisions of the Plan are generally effective as of October 1, 1996. However, any Plan provision necessary to comply with the requirements of the Tax Reform Act of 1986, other subsequent legislation, or official guidance, which requirement has an earlier effective date, shall be effective retroactively to the date required by the applicable law or guidance.

Article 1. Definitions
           -----------

1.01 "Acquisition Loan" means a loan or other extension of credit described in Section 4975(d)(3) of the Code which is used to finance or refinance the purchase of Company Stock by the Trustee.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Employees, any of whom is a Member or eligible to become a Member for a Plan Year, the average of the ratios, calculated separately for each Employee in that group, of (1) the amount of Exchange Contributions made on the Employee's behalf pursuant to Section 4.01(a) for the Plan Year plus the amount of any qualified nonelective contributions made on the Employee's behalf pursuant to Section 6.03(c) for the Plan Year, to (2) the Employee's Compensation for that Plan Year. In the case of a Highly Compensated Employee who is subject to the family aggregation requirements of Section 414(q)(6) of the Code, the combined Actual Deferral Percentage for the family group (which is treated as one Highly Compensated Employee) is determined by combining the Exchange Contributions, Compensation, and amounts treated as Exchange Contributions that are paid to the Trust Fund on behalf of all eligible family members for such Plan Year. In all events, Actual Deferral Percentages will be determined in accordance with all of the applicable requirements (including to the extent applicable, the plan aggregation and disaggregation requirements) of Section 401(k) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100).

     Notwithstanding the foregoing provisions, a separate Actual Deferral Percentage with respect to Sheltered Contributions shall be determined in the manner indicated above, but with "Sheltered Contributions" replacing "Exchange Contributions," "Section 4.01(b)" replacing "Section 4.01(a)," and "Section 6.04(c)" replacing "Section 6.03(c)."

1.03 "Affiliated Company" means any corporation which is a member with the Company of a controlled group of corporations (determined under Section 1563(a) of the Code without regard to Section 1563(a)(4) and (e)(3)(C)); any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity which is required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Solely for purposes of applying the Code Section 415 limitations under Section 6.08, when determining whether an entity is an "Affiliated Company," "more than 50 percent" shall be substituted for "at least 80 percent" where it appears in Section 1563(a)(1) of the Code.

1.04 "Beneficiary" means the person, persons or entity designated in writing by a Member (on forms prescribed and filed with the Committee) to receive benefits payable after the Member's death; provided, however, that the surviving spouse of a Member who is married on the date of his death automatically shall be the Beneficiary unless the spouse consents in writing to the Member's designation of another Beneficiary. Any such consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect to the spouse of the Member's designation. If no person or entity is designated as "Beneficiary" or if no designated person or entity survives the Member, the term "Beneficiary" shall mean the Member's surviving spouse, or if none, the Member's estate.

1.05   "Board of Directors" means the Board of Directors of the Company.

1.06 "Break in Service" means a calendar year during which an Employee fails to complete more than 500 Hours of Service.

1.07   "Change in Control" means the occurrence of any of the following events:
(1) any "person" becomes the "beneficial owner" of twenty-eight percent (28%) or more of the then outstanding "voting stock" of the Company and within five years thereafter, "disinterested directors" cease to constitute a majority of the Company's entire Board of Directors; or (2) a "business combination" with an "interested shareholder" that has not been approved by a majority of disinterested directors occurs. The terms "person," "beneficial owner," "voting stock," "disinterested directors," "business combination," and "interested shareholder" shall have the meaning given to them in Article 7 of the Company's Articles of Incorporation as in effect on May 1, 1985.

1.08 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.09 "Committee" means the entity appointed to administer and supervise the Plan as provided in Article 11.

1.10 "Company" means Armstrong World Industries, Inc., a Pennsylvania corporation, or any successor by merger, purchase, or otherwise with respect to its employees.

1.11 "Company Stock" means the common stock of the Company which shall constitute employer securities within the meaning of Section 409(l) of the Code. Prior to August 1, 1996, Company Stock under the Stock Ownership Plan included shares of convertible preferred stock of the Company; on August 1, 1996, all such shares under the Stock Ownership Plan were converted to shares of common stock of the Company.

1.12 "Company Suspense Account" means the account under which Leveraged Shares are held until released and allocated pursuant to Sections 5.02 and 6.02.

1.13 "Compensation" means the total earnings payable to an Employee while a Member by a Participating Company during a Plan Year. Compensation shall be determined prior to any elective deferrals made on behalf of the Member under this Plan or under any other "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and applicable regulations), or under a cafeteria plan (as defined under Section 125 of the Code and applicable regulations) maintained by the Company or an Affiliated Company, and shall not include reimbursements for expenses or any payments made following termination of employment and resulting from such termination, nor shall it include any awards, allowances, cost of living payments, payments on account of long-term disability, payments made in lieu of vacation time, or payments following layoff. Notwithstanding the foregoing, for purposes of Section 6.08, Compensation means an Employee's wages as defined in Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2))) and all other payments of compensation to the Employee by his Participating Company (in the course of the Participating Company's trade or business) for which the Participating Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (a Form W-2), and for purposes of Sections 1.02, 1.14 and 1.52, Compensation shall be as defined above for purposes of Section 6.08, plus any elective deferrals made on behalf of the Member under this Plan or under any other "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and applicable regulations), or under a cafeteria plan (as defined under Section 125 of the Code and applicable regulations) maintained by the Company or an Affiliated Company. In the case of a Member who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation taken into account in determining the Actual Deferral Percentage, Contribution Percentage, and the Standard Contributions Percentage is the amount of Compensation received by the Member during the entire Plan Year. Further, for purposes of Sections 1.02, 1.14 and 1.52, and for purposes of any Equity Allocations, the amount of Compensation taken into account during any Plan Year shall not exceed $150,000 (adjusted in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder). In determining a Member's Compensation for this purpose, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Member's spouse and any lineal descendants of the Member who have not attained age nineteen (19) before the close of the Plan Year. If any Plan Year consists of fewer than twelve (12) months, the foregoing annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12). The annual Compensation limit that is in effect for a calendar year shall apply to any Plan Year that begins in such calendar year.

1.14 "Contribution Percentage" means, with respect to a specified group of Employees, any of whom is a Member or eligible to become a Member, the average of the ratios, calculated separately for each Employee in that group, of (1) the value of Company Stock at the time allocated on behalf of the Employee to his Match Account for a Plan Year plus the amount of any qualified nonelective contributions made on the Employee's behalf pursuant to Section 6.06(c) for the Plan Year, to (2) the Employee's Compensation for that Plan Year. In the case of a Highly Compensated Employee who is subject to the family aggregation requirements of Section 414(q)(6) of the Code, the combined Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) is determined by combining the Match Allocations, Compensation, and amounts treated as Match Allocations that are paid to the Stock Ownership Trust Fund on behalf of all eligible family members for such Plan Year. In all events, Contribution Percentages will be determined in accordance with all of the applicable requirements (including to the extent applicable, the plan aggregation requirements) of Section 401(m) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100).

1.15   "Effective Date" means August 1, 1983.

1.16 "Eligible Employee" means an Employee who has satisfied the applicable eligibility requirements of Section 2.01.

1.17 "Eligible Member" means a Member who is eligible for an allocation to his Equity Account and/or his Match Account during the Stock Ownership Allocation Period in accordance with Section 6.01.

1.18 "Employee" means any person (including leased employees within the meaning of Section 414(n)(2) of the Code) employed by the Company or an Affiliated Company and paid on an hourly or a salaried basis. Notwithstanding the foregoing, the term

"Employee" shall not include leased employees covered by a plan described in
Section 414(n)(5)(B) of the Code if leased employees constitute less than twenty percent (20%) of the Company's nonhighly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code.

1.19 "Equity Account" means the account established for each Eligible Member under Section 6.01(b) to receive and hold Equity Allocations.

1.20 "Equity Allocations" means Company Stock allocated on behalf of an Eligible Member pursuant to Section 6.02(c).

1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22 "Excess Exchange Contributions" means, with respect to each Highly Compensated Employee, the amount of Exchange Contributions made to the Plan on his behalf during the Plan Year, determined after application of Section 6.03(b) and prior to application of the leveling procedure described below, minus the product of the Member's Actual Deferral Percentage, determined after application of Section 6.03(b) and the leveling procedure described below, multiplied by the Member's Compensation, as determined for purposes of Section 1.02. In accordance with the regulations issued under Section 401(k) of the Code, Excess Exchange Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 6.03(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Member's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Section 6.03(a) is first satisfied. In no case shall the amount of Excess Exchange Contributions with respect to any Highly Compensated Employee exceed the amount of Exchange Contributions made on behalf of such Member in any Plan Year. The determination and correction of Excess Exchange Contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation requirements of Code Sections 401(k) and 414(q)(6) shall be accomplished by reducing the family unit's Actual Deferral Percentage under the leveling procedure described in this
Section 1.22 and allocating the Exchange Contributions among the family group in proportion to the Exchange Contributions made on behalf of each family member that are combined to determine the family unit's Actual Deferral Percentage.

1.23 "Excess Matching Allocations" means, with respect to each Highly Compensated Employee, the value of Company Stock allocated to his Match Account during the Plan Year, determined prior to application of the leveling procedure described below, minus the product of the Member's Contribution Percentage, determined after application of the leveling procedure described below, multiplied by the Member's Compensation, as determined for purposes of Section
1.14. In accordance with the regulations issued under Section 401(m) of the Code, Excess Matching Allocations shall be determined by a leveling procedure under which the Contribution Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 6.06(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's

Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Contribution Percentage. This leveling procedure shall be repeated until the limitation of Section 6.06(a) is first satisfied. In no case shall the amount of Excess Matching Allocations with respect to any Highly Compensated Employee exceed the amount of Matching Allocations made on behalf of such Member in such Plan Year. The determination and correction of Excess Matching Allocations of a Highly Compensated Employee whose Contribution Percentage is determined under the family aggregation requirements of Code Sections 401(m) and 414(q)(6) shall be accomplished by reducing the family unit's Contribution Percentage under the leveling procedure described in this
Section 1.23 and allocating the Excess Matching Allocations among the family group in proportion to the Matching Allocations made on behalf of each family member that are combined to determine the family unit's Contribution Percentage.

1.24 "Excess Sheltered Contributions" means, with respect to each Highly Compensated Employee, the amount of Sheltered Contributions made to the Plan on his behalf during the Plan Year, determined after application of Section 6.04(b) and prior to application of the leveling procedure described below, minus the product of the Member's Actual Deferral Percentage, determined after application of Section 6.04(b) and the leveling procedure described below, multiplied by the Member's Compensation, as determined for purposes of Section 1.02. In accordance with the regulations issued under Section 401(k) of the Code, Excess Sheltered Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 6.04(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Member's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Section 6.04(a) is first satisfied. In no case shall the amount of Excess Sheltered Contributions with respect to any Highly Compensated Employee exceed the amount of Sheltered Contributions made on behalf of such Member in any Plan Year. The determination and correction of Excess Sheltered Contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation requirements of Code Sections 401(k) and 414(q)(6) shall be accomplished by reducing the family unit's Actual Deferral Percentage under the leveling procedure described in this Section 1.24 and allocating the Sheltered Contributions among the family group in proportion to the Sheltered Contributions made on behalf of each family member that are combined to determine the family unit's Actual Deferral Percentage.

1.25 "Excess Standard Contributions" means, with respect to each Highly Compensated Employee, the amount equal to his Standard Contributions (including the amount of any Sheltered Contributions recharacterized pursuant to Section 6.07(c)) during the Plan Year, determined prior to application of the leveling procedure described below, minus the product of the Member's Standard Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Member's Compensation, as determined for purposes of Section 1.52. In accordance with the regulations issued under Section 401(m) of the Code, Excess Standard Contributions shall be determined by a leveling procedure under which the Standard Contribution Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 6.07(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Member's Standard Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Standard Contribution Percentage. This leveling procedure shall be repeated until the limitation of Section 6.07(a) is first satisfied. In no case shall the amount of Excess Standard Contributions with respect to any Highly Compensated Employee exceed his Standard Contributions in any Plan Year. The determination and correction of Excess Standard Contributions of a Highly Compensated Employee whose Standard Contribution Percentage is determined under the family aggregation requirements of Code Sections 401(m) and 414(q)(6) is accomplished by reducing the family unit's Standard Contribution Percentage under the leveling procedure described in this Section 1.25 and allocating the Excess Standard Contributions among the family group in proportion to the Standard Contributions made on behalf of each family member that are combined to determine the family unit's Standard Contribution Percentage.

1.26 "Exchange Contribution Account" means the subaccount established for each Member under his Stock Ownership Account to receive and hold Exchange Contributions and Stock Ownership Contributions made pursuant to Section 4.04(b)(i).

1.27 "Exchange Contributions" means that portion of a Member's Compensation which is deferred and contributed to his Stock Ownership Account, in accordance with Section 401(k) of the Code and as described in Section 4.01(a).

1.28 "Full-Time Employee" means any Employee who is employed on a continuing basis and is expected to work the normal number of work hours for the location as determined by the Participating Company.

1.29 "Highly Compensated Employee" means any Employee who meets the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and regulations issued thereunder, as set forth herein. The term "Highly Compensated Employee" includes "Highly Compensated Active Employees" and "Highly Compensated Former Employees" and shall be determined as follows:

       (a) A "Highly Compensated Active Employee" means an Employee who performs services for the Company or an Affiliated Company during the current Plan Year (the "determination year") and who, during the preceding Plan Year (the "look-back year"), was an Employee who:

              (i) received Compensation in excess of $75,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code),

              (ii) received Compensation in excess of $50,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code) and was a member of the "top-paid group", or

              (iii) was an officer earning more than fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code.

       (b) A "Highly Compensated Active Employee" also includes an Employee described in the preceding sentence if:

              (i) the term "determination year" is substituted for the term "look-back year" and the Employee was one of the one hundred (100) Employees who earned the most Compensation during the determination year, or

              (ii) the Employee was at any time during the determination year or the look-back year a five percent (5%) owner of the Company or an Affiliated Company as defined in Section 416(i)(1) of the Code.

       (c) The "top-paid group" for any determination year or look-back year shall include all Employees who are in the top twenty percent (20%) of all Employees on the basis of Compensation. For purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded:

              (i) Employees who have not completed six (6) months of service by the end of the year;

              (ii) Employees who normally work less than seventeen and one-half (17 1/2) hours per week for the year;

              (iii) Employees who normally work during not more than six (6) months during any year; and

              (iv) Employees who have not attained age twenty-one (21) by the end of such year.

       (d) For purposes of determining the number of Employees who will be considered "officers," no more than fifty (50) Employees (or, if less, the greater of three Employees or ten percent (10%) of the Employees), excluding those Employees who are excluded for purposes of determining the top-paid group under the preceding Subsection, shall be treated as officers. If for any year no officer has earned more than fifty percent

(50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, the highest paid officer of the Company or an Affiliated Company shall be treated as having earned such amount.

       (e) A "Highly Compensated Former Employee" means an Employee who separated from service prior to the determination year, who performed no services for the Company or an Affiliated Company during the determination year, and who was a Highly Compensated Active Employee for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday.

       (f) If during a determination year a Highly Compensated Employee is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees on the basis of Compensation paid during such determination year, then such Employee shall be subject to the family aggregation requirements of Section 414(q)(6) of the Code, and the Compensation and contributions paid to or on behalf of all family members who are Employees shall be aggregated with and attributable to the Highly Compensated Employee. For this purpose, family members shall include the Highly Compensated Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

       (g) For purposes of determining Highly Compensated Employees, Employees who are nonresident aliens receiving no United States source income within the meaning of Sections 861(a)(3) and 911(d)(2) of the Code shall be disregarded.

       (h) For purposes of determining Highly Compensated Employees, "Compensation" for a determination year or a look-back year shall be determined in the same manner as "Compensation" for purposes of Section 6.08, increased by pre-tax amounts described in Sections 125 and 402(e)(3) of the Code under plans maintained by the Company or an Affiliated Company.

       (i) Notwithstanding the foregoing, the determination of Highly Compensated Employees may be made under the calendar year calculation election under the regulations issued pursuant to Code Section 414(q). In accordance with such election, if it is made by the Committee or its designee, each look-back year calculation shall be based on the calendar year ending within the applicable determination year. Such election shall apply to all other plans maintained by an Affiliated Company. The Committee or its designee may elect to apply the calendar year election for any Plan Year. Further, the Committee or its designee may elect to apply such other rules for determining Highly Compensated Employees, including substantiation guidelines, as issued pursuant to Code Section 414(q).

1.30   "Hour of Service" means each hour credited under Section 3.02.

1.31 "Investment Fund" means any of the separate funds in which contributions to the Plan are invested in accordance with Article 7.

1.32 "Leveraged Shares" means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan pursuant to Section 5.01. Except as required by Section 409(h) of the Code and by Treasury Regulation Sections 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, or when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code
Section 4975(e)(7), at that time.

1.33 "Match Account" means the subaccount established for each Eligible Member under his Stock Ownership Account pursuant to Section 6.01(c) to receive and hold Matching Allocations and to hold bonus allocations made under the Stock Ownership Plan prior to October 1, 1996.

1.34 "Matching Allocations" means Company Stock allocated on behalf of an Eligible Member pursuant to Section 6.02(d).

1.35 "Member" means any Eligible Employee included in the membership of the Plan, as provided in Article 2.

1.36 "Member Account" or "Account" means, as of any Valuation Date, the total value of each Member's Retirement Savings Account and Stock Ownership Account.

1.37 "Parental Leave" means a period in which the Employee is absent from work immediately following his active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 solely to the extent required thereunder.

1.38 "Participating Company" means the Company and any other Affiliated Company which adopts the Plan as provided in Section 13.04.

1.39 "Part-Time Employee" means any Employee who is employed on a continuing basis and is expected to work less than the normal number of work hours for the location as determined by the Participating Company, or any Employee who is not employed on a continuing basis as determined by the Participating Company.

1.40 "Plan" means the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. (formerly named the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.), as set forth in this document or as amended from time to time.

1.41 "Plan Fiduciary" means the boards of directors of the Participating Companies, the Committee, the Trustees, and all other persons who exercise discretionary authority or have responsibility of a fiduciary nature as described in Title I of ERISA.

1.42 "Plan Year" means a period of twelve consecutive months commencing on each October 1 and ending on September 30.

1.43 "Qualifying Year of Employment" means the twelve consecutive month period beginning on a Part-Time Employee's first date of employment (or date of re-employment, if applicable) or any calendar year commencing after such date, during which the Part-Time Employee completes at least 1,000 Hours of Service.

1.44 "Retirement" means early, disability, normal or deferred retirement under the Retirement Income Plan for Employees of Armstrong World Industries, Inc. or any other retirement plan maintained by an Affiliated Company provided such retirement results in the Member's separation from the employment of the Company or Affiliated Company with no continuing employment immediately thereafter with any Affiliated Company. "Retirement" for Members not covered by any such retirement plan shall mean separation from Service on or after attaining age 65.

1.45 "Retirement Savings Account" means the portion of a Member's Account that is attributable to Sheltered Contributions, Standard Contributions, Rollover

Contributions, Tax Deductible Contributions, and Retirement Savings Matching Contributions, determined as of any Valuation Date.

1.46 "Retirement Savings Matching Contributions" means those contributions to the Plan that were made as of no later than December 31, 1989 by Participating Companies to match Tax Deferred Contributions to the Plan.

1.47 "Retirement Savings Trustee" means the party or parties, individual or corporate, named in a Trust Agreement who holds the assets of the Plan determined as of September 30, 1996; amounts attributable to Sheltered Contributions, Standard Contributions, and Rollover Contributions made subsequent to September 30, 1996; amounts attributable to Exchange Contributions invested in a Money Market Fund until the allocation of Leveraged Shares for the Stock Ownership Allocation Period in which such Exchange Contributions are made; and amounts attributable to the shares of Company Stock that are diversified in accordance with Section 7.08, as provided in Article 10.

1.48 "Rollover Contributions" means contributions made by an Eligible Employee who is eligible to make Sheltered Contributions and Standard Contributions, in accordance with Section 4.09.

1.49   "Service" means service credited pursuant to Article 3 of the Plan.

1.50 "Sheltered Contributions" means that portion of a Member's Compensation which is deferred and contributed to the profit sharing portion of the Plan, in accordance with Section 401(k) of the Code and as described in Section 4.01(b) and which were referred to as "Tax Deferred Contributions" prior to October 1, 1996.

1.51 "Standard Contributions" means contributions made by a Member to the profit sharing portion of the Plan, in accordance with Section 4.02 and which were, prior to October 1, 1996, referred to as "Additional (After Tax) Contributions" and included "Catch-Up Contributions," if any, that were made under the Plan prior to January 1, 1990.

1.52 "Standard Contributions Percentage" means, with respect to a specified group of Employees, any of whom is a Member or eligible to become a Member, the average of the ratios, calculated separately for each Employee in that group, of
(1) the sum of (a) Standard Contributions made pursuant to Section 4.02 for such Plan Year; (b) any Sheltered Contributions that are recharacterized as Standard Contributions pursuant to Section 6.07(c) for such Plan Year; (c) any Sheltered Contributions that are utilized in satisfying the requirements of Section 6.07(a) for such Plan Year; and (d) any qualified nonelective contributions made on the Employee's behalf pursuant to Section 6.07(d) for the Plan Year, to (2) the Employee's Compensation for that Plan Year. In the case of a Highly Compensated Employee who is subject to the family aggregation requirements of
Section 414(q)(6) of the Code, the combined Standard Contributions Percentage for the family group (which is treated as one Highly Compensated Employee) is determined by combining the Standard Contributions, the recharacterized Sheltered Contributions, the Sheltered Contributions that are utilized in satisfying the requirements of Section 6.07(a), qualified nonelective contributions, and Compensation, on behalf of all eligible family members for such Plan Year. In all events, Standard Contributions Percentages will be determined in accordance with all of the applicable requirements (including to the extent applicable, the plan aggregation requirements) of Section 401(m) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100).

1.53 "Stock Ownership Account" means all Leveraged Shares and other assets held by the Stock Ownership Trustee under the Plan and allocated for the benefit of a Member attributable to Exchange Contributions, Matching Allocations and Equity Allocations, and all amounts attributable to Exchange Contributions invested in a Money Market Fund until the allocation of Leveraged Shares for the Stock Ownership Allocation Period in which such Exchange Contributions are made and all amounts attributable to the shares of Company Stock that are diversified in accordance with Section 7.08 held by the Retirement Savings Trustee, determined as of any Valuation Date.

1.54 "Stock Ownership Allocation Period" means the period for which an allocation of Leveraged Shares released from the Company Suspense Account under
Section 6.02 is made to Members' Stock Ownership Accounts; the Stock Ownership Allocation Period initially shall be the period beginning July 1, 1996 and ending December 12, 1996, and thereafter, shall be the approximate six-month period ending on the second prior day on which the New York Stock Exchange is open for trading that immediately precedes the scheduled repayment of principal and interest on the Acquisition Loan.

1.55 "Stock Ownership Contributions" means contributions by a Participating Company under Section 4.04.

1.56 "Stock Ownership Plan" means the Armstrong World Industries, Inc. Employee Stock Ownership Plan, which was merged into this Plan on September 30, 1996.

1.57 "Stock Ownership Trustee" means the party or parties, individual or corporate, named in a Trust Agreement by whom the funds of the employee stock ownership portion of the Plan (other than amounts attributable to Exchange Contributions made in a Stock Ownership Allocation Period invested in a Money Market Fund until the allocation of Leveraged Shares for such Stock Ownership Allocation Period and amounts attributable to the shares of Company Stock that are diversified in accordance with Section 7.08) are held, as provided in
Article 10.

1.58 "Tax Deductible Contributions" means a Member's contributions to the Plan made prior to January 1, 1987, that were tax deductible, in accordance with
Section 219 of the Code and as described in Section 3.06 of the Plan in effect immediately preceding the effective date of this amendment and restatement.

1.59 "Trust" means the legal entity resulting from the Trust Agreements between the Company and the Stock Ownership and Retirement Savings Trustees.

1.60 "Trust Agreement" means the individual agreements entered into between the Company or the Committee and the Stock Ownership Trustee and the Company or the Committee and the Retirement Savings Trustee, which fix the rights and liabilities of each such party with respect to holding and administering the applicable Trust Fund for the purposes of the Plan.

1.61 "Trust Fund" means, depending on the context in which used, the portion of the Trust consisting of all Members' Retirement Savings Accounts and/or the portion of the Trust consisting of all Members' Stock Ownership Accounts.

1.62 "Valuation Date" means each day that the New York Stock Exchange is open for trading.

1.63 "Year of Service" means any calendar year in which the Employee has completed 1,000 or more Hours of Service. For purposes of determining a Member's vested interest in his Equity Account and Match Account under Section 9.01(b), any calendar year in which the Member was employed by Worthington Armstrong Venture ("WAVE") shall be recognized, provided the Member commences employment with the Company or an Affiliated Company directly following his termination of employment with WAVE.

Article 2.  Eligibility and Membership
            --------------------------

2.01        Eligibility
            -----------

            On or after October 1, 1996 and prior to January 1, 1999, each Full-Time Employee (other than a Full-Time Employee excluded under Section 2.02) shall become an Eligible Employee on the first date on which he is credited with an Hour of Service, and each Part-Time Employee (other than a Part-Time Employee excluded under Section 2.02) shall become an Eligible Employee on the first day of the month next following the date upon which he completes a Qualifying Year of Employment. Effective January 1, 1999, any Employee (other than an Employee excluded under Section 2.02) shall become an Eligible Employee as of the earlier of January 1, 1999 or the date on which the Employee is first credited with an Hour of Service. Notwithstanding Section 2.02(a), each hourly Employee employed at the Company's Mobile Plant also shall be eligible to become a Member in the manner indicated in the preceding two sentences.

2.02        Excluded Employees
            ------------------

            The following Employees shall be excluded from becoming Eligible Employees under the Plan:

            (a) Any Employee who is (or becomes) a member of a collective bargaining unit that is a party to a collective bargaining agreement with a Participating Company unless there is in effect an agreement making the Plan available to Employees in such unit.

            (b) Any Employee who is a leased employee of a Participating Company and who is employed by a leasing organization (as defined in Code Section 414(n)(2)) which is not an Affiliated Company.

            (c) Any foreign national whose services are performed primarily for and at a branch facility of the Participating Company outside the United States.

            (d) Any citizen of a territorial possession of the United States whose employment relationship or contract of employment originates at, and whose services are performed primarily for and at, a branch facility of the Participating Company outside the United States.

            (e) Any person not employed by a Participating Company unless designated as eligible by the Committee.

            (f) Any person employed by a Participating Company at locations established or acquired after June 1, 1989, unless included pursuant to Section 13.04.

            (g) Any person employed on an hourly basis by Armstrong Industrial Specialties, Inc. or The W.W. Henry Company.

2.03        Membership
            ----------

            An Eligible Employee under Section 2.01 or Section 2.05(a) shall become a Member under the Plan by designating a percentage of his Compensation to be contributed to the Plan under Section 4.01(a), 4.01(b) and/or 4.02(a). An Eligible Employee shall be provided one opportunity at any time during the calendar year in which he becomes an Eligible Employee to designate the percentage of his Compensation to be contributed to the Plan under Section 4.01(a); if no such designation is made during such calendar year, the Eligible Employee shall be provided an opportunity to designate the percentage of his Compensation to be contributed to the Plan for following calendar years under
Section 4.01(a) only during the annual election period designated by the Committee. An Eligible Employee may designate the percentage of his Compensation to be contributed to the Plan under Sections 4.01(b) and 4.02(a) at any time after becoming an Eligible Employee. Any designation under the preceding sentences shall become effective as soon as practicable thereafter, provided the designation is made in the manner authorized by the Committee and is accompanied by:

            (a) an authorization for the Participating Company to make regular payroll deductions to cover the amount of such contributions elected pursuant to
Section 4.01 and/or 4.02;

            (b) an investment election with respect to Sheltered Contributions under Section 4.01(b), Standard Contributions under Section 4.02(a), and the remaining portion of his Retirement Savings Account, if any; and

            (c) a designation of Beneficiary.

Notwithstanding the foregoing, an Eligible Employee's failure to designate contribution percentages under Sections 4.01 and 4.02 shall not affect his status as a Member and his entitlement to an allocation under Section 6.02(c), in accordance with Section 6.01(b).

2.04        Events Affecting Membership
            ---------------------------

            (a) If a Member is no longer employed by a Participating Company, is transferred to employment with an Affiliated Company that is not a Participating Company, or is transferred to a position with the Company or an Affiliated Company that makes him ineligible to be a Member under Section 2.02, his active participation under the Plan shall be suspended and, during the period of his unemployment or his employment in such ineligible position, he shall not be eligible to have allocated to his Retirement Savings Account or Stock Ownership Account any contributions made under Section 4.01, 4.02 or 4.04, except as may be required to satisfy the allocation requirements of Section 6.02(a).

            (b) A Member who is employed by the Company and who is transferred directly to an Affiliated Company (whether or not a Participating Company) other than the Company shall not be eligible to have any Company Stock allocated to his Equity Account during the period of his employment with such Affiliated Company.

2.05        Membership Upon Reemployment
            ----------------------------

            (a) Each individual described in Section 2.04(a) who is reemployed by a Participating Company or who ceases to be an excluded Employee under
Section 2.02, shall again be an Eligible Employee on his date of reemployment or the date he ceases to be an excluded Employee, in accordance with such rules and regulations which are adopted by the Committee. Any such Eligible Employee shall again become a Member in accordance with Section 2.03.

            (b) Each individual described in Section 2.04(b) who is transferred to the Company other than as an excluded Employee under Section 2.02, shall again become eligible to have Company Stock allocated to his Equity Account as of his date of transfer .

            (c) A Part-Time Employee who terminates employment with the Company or an Affiliated Company prior to becoming an Eligible Employee and who is rehired by the Company or an Affiliated Company prior to January 1, 1999 and after a one-year Break in Service, shall be treated as a newly-hired Employee upon his reemployment. A Part-Time Employee who terminates employment with the Company or an Affiliated Company prior to becoming an Eligible Employee and who is rehired prior to January 1, 1999 and before the end of a one-year Break in Service, shall be eligible to become a Member in accordance with Sections 2.01,
2.02 and 2.03, based on his original date of hire. Effective January 1, 1999, any Part-Time Employee whose Continuous Employment has terminated and who is reemployed prior to January 1, 1999 shall be eligible to become a Member as of January 1, 1999.

Article 3.  Service
            -------
3.01   Companies For Whom Credited
       ---------------------------

       Service shall mean periods of an Employee's employment with the Company, an Affiliated Company (on and after the date of affiliation unless determined otherwise by the Committee), and any predecessor corporation of a Participating Company, or a corporation merged, consolidated or liquidated into the Participating Company or a predecessor of the Participating Company, or a corporation, substantially all of the assets of which have been acquired by the Participating Company, if the Participating Company maintains a plan of such a predecessor corporation. If the Participating Company does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

3.02   Hours of Service
       ----------------

       For purposes of determining an Employee's eligibility to participate under Section 2.01 of the Plan and a Member's vested interest in his Match Account and Equity Account under Section 9.01, with respect to any applicable computation period:

       (a) An Employee shall be credited with Hours of Service during periods for which he is directly or indirectly paid by, or entitled to payment from the Company or an Affiliated Company for the performance of duties;

       (b) An Employee shall be credited with Hours of Service during periods when no duties are performed:

           (i) Due to vacation, holiday, layoff, or leave of absence; and during which he is paid or entitled to payment from the Company or an Affiliated Company;

           (ii) Because of temporary total disability due to sickness, injury, or incapacity; for which he receives or is entitled to receive either disability benefits or Worker's Compensation, directly or indirectly from the Company or an Affiliated Company;

           (iii) Due to total disability for which he receives or is entitled to receive benefits under a long-term disability income plan maintained by the Company or an Affiliated Company or under the provisions of Article VI, Section
(8) of the Retirement Income Plan for Employees of Armstrong World Industries, Inc.; or

           (iv) Due to jury duty or military duty in the Armed Forces of the United States; and during which he is paid or entitled to payment from the Company or an Affiliated Company.

       (c) An Employee shall be credited with Hours of Service during periods for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company or an Affiliated Company.

       (d) The Committee shall determine whether an Employee is entitled to credit for an Hour of Service on the basis of records of hours worked and payments made or due. An exempt salaried Employee shall be credited with 45 Hours of Service for each week for which it is determined that he is entitled to credit for at least one such Hour of Service.

       (e) Hours of Service credited under Section 3.02(b) or (c) hereof for a period during which the Employee is not performing duties but for which he is paid or entitled to payment, directly or indirectly, by the Company or an Affiliated Company shall be subject to the following rules:

           (i) If payments made for a period of absence are computed with specific reference to units of time, the number of Hours of Service credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated, consistently determined with respect to all Employees within the same job classification.

           (ii) If payments made for a period of absence are computed without regard to units of time, the number of Hours credited shall be equal to the amount of the payment made with respect to such period of absence divided by the Employee's most recent hourly rate of pay or its equivalent.

           (iii) Hours of Service credited hereunder for an absence shall be credited to the calendar year during which the period of absence occurs; provided, however, that if the period of absence falls within more than one calendar year, the Committee, following uniform rules and governmental regulations, may prorate such Hours between such calendar years. Hours of Service credited by reason of an award or agreement for back pay shall be credited to the calendar year to which the award or agreement pertains.

           (iv) The Hours of Service credited hereunder for any period of absence shall not exceed the number of working hours regularly scheduled for the performance of duties during such period of absence, as determined in accordance with procedures consistently applied by the Committee with respect to all Employees within any one job classification. Nothing contained herein shall result in double credit for the same period.

           (v) No more than 501 Hours of Service shall be credited for a period described under Section 3.02(b) or (c) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).

           (vi) No credit shall be given under this Section 3.02 during periods for which payments are made or due under a plan maintained solely to comply with applicable worker's compensation laws or unemployment compensation laws, for which payments are made solely to reimburse an Employee for medical or medically-related expenses incurred by the Employee, or for which payments are made for the period following retirement.

           (vii) The number of Hours of Service credited under the Plan for military service or for any other period described in Section 3.02(b)(iv) hereof during which the Employee is not paid or entitled to payment, directly or indirectly, from the Company or an Affiliated Company shall be determined on the basis of the number of regularly scheduled hours the Employee was working prior to the absence.

       (f) For the purposes of determining whether an Employee has incurred a Break in Service, an Employee who is absent from work due to Parental Leave and who is not entitled to credit for such absence under any of the other provisions of this Section 3.02 shall be credited with a number of Hours of Service for such absence equal to the number of Hours of Service that would have been credited to the Employee had he been performing duties during the absence or, if the Committee is unable to determine the number of such Hours, eight (8) Hours of Service per day of such absence; provided, however, that in no event shall more than 501 Hours of Service be credited for any single continuous period of absence described in this Section 3.02(f). If in the year in which the absence begins, the Employee has not yet been credited with 501 Hours of Service, then the Hours of Service credited by reason of this Section shall be credited in such year; in any other case, the Hours of Service credited by reason of this Section shall be credited in the year following the year in which the absence begins.

3.03   Additional Service Credit
       -------------------------

       The Committee, in its sole discretion, may provide additional credit for eligibility or vesting purposes for periods not required to be credited under this Article 3, provided that the Committee shall act in a nondiscriminatory manner.

Article 4.  Contributions and Dividends
            ---------------------------
4.01   Member Pre-Tax Contributions
       ----------------------------
       (a)  Exchange Contributions
            ----------------------

            Each Member may authorize the Participating Company by which he is employed, in the manner described in Section 2.03, to reduce his Compensation by not less than 1% and not more than 6% (or such lower maximum percentage as the Committee may from time to time determine), in multiples of 1% as elected by the Member, and have that amount contributed to the Plan by the Participating Company as Exchange Contributions, subject to the limits of Sections 6.03 and
6.05. The specified portion of the Member's Compensation which would otherwise be paid to the Member shall be paid by the Participating Company to the Stock Ownership Trustee as soon as practicable after the end of each payroll period, and shall be credited to the Member's Exchange Contribution Account. An Eligible Employee who does not elect to reduce his Compensation under this
Section 4.01(a) as of the first day of the payroll period that begins coincident with or immediately following the date on which he becomes an Eligible Employee under Section 2.01, may make an election, in the manner described in Section 2.03, to reduce his Compensation effective for the payroll period coincident with or immediately following any subsequent January 1.

       (b)  Sheltered Contributions
            -----------------------

            Subject to the last sentence of this Subsection (b), each Member may authorize the Participating Company by which he is employed, in the manner described in Section 2.03, to reduce his Compensation by not less than 1% and not more than 15% (or such lower maximum percentage as the Committee may from time to time determine), in multiples of 1% as elected by the Member, and have that amount contributed to the Plan by the Participating Company as Sheltered Contributions, subject to the limits of Sections 6.04 and 6.05. The specified portion of the Member's Compensation which would otherwise be paid to the Member shall be paid by the Participating Company to the Retirement Savings Trustee as soon as practicable after the end of each payroll period, and will be credited to the Member's Sheltered Account. Notwithstanding the foregoing, any Member employed by The W.W. Henry Company shall not be permitted to make Sheltered Contributions.

       (c) In the event that Exchange Contributions or Sheltered Contributions made under this Section are returned to the Employer in accordance with Section 4.06, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made.

       (d) Notwithstanding anything to the contrary in this Section 4.01, the Committee may at any time reduce the maximum percentage by which some or all Members may reduce their Compensation pursuant to Subsection (a) or (b) above. The duration of such reduction shall be determined by the Committee at such time.

       (e) Notwithstanding any other provision of the Plan to the contrary, in no event may the Exchange Contributions and Sheltered Contributions under Subsections (a) and (b) above by any Member exceed in a Plan Year an amount equal to 15% (or such lower maximum percentage as set by the Committee pursuant to Sections 6.03 and 6.04) multiplied by the Member's Compensation not in excess of $150,000 (adjusted in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder). This limitation shall be applied on a Plan Year basis, shall not be prorated for any part of such Plan Year, and shall be applied only with respect to amounts earned after becoming a Member.

4.02   Standard Contributions
       ----------------------

       (a) Subject to the last sentence of this Subsection (a), each Member may authorize contributions by payroll deduction on an after-tax basis of a stated whole percentage of Compensation from 1% to 10%, with such amount being rounded to the next higher multiple of one dollar per pay period and with such amount being subject to the limits of Section 6.07. The specified portion of the Member's Compensation shall be paid by the Participating Company to the Retirement Savings Trustee as soon as practicable after the end of each payroll period, and will be credited to the Member's Standard Account. Notwithstanding the foregoing, any Member employed by The W.W. Henry Company shall not be permitted to make Standard Contributions.

       (b) Notwithstanding anything to the contrary in this Section 4.02, the Committee may at any time reduce the maximum percentage by which some or all Members may reduce their Compensation pursuant to Subsection (a) above. The duration of such reduction shall be determined by the Committee at such time.

       (c) Notwithstanding any other provision of the Plan to the contrary, in no event may the Standard Contributions under Subsection (a) above by any Member in a Plan Year exceed an amount equal to 10% (or such lower maximum percentage as set by the Committee pursuant to Section 6.07) multiplied by the Member's Compensation not in excess of $150,000 (adjusted in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder). This limitation shall be applied on a

Plan Year basis, shall not be prorated for any part of such Plan Year, and shall be applied only with respect to amounts earned after becoming a Member.

4.03   Change or Suspension in Member Contributions
       --------------------------------------------
       (a)  Exchange Contributions
            ----------------------

            Once a Member initially elects to reduce his Compensation under
Section 4.01(a), the Member may elect to change or suspend his rate of Exchange Contributions only during the annual election period designated by the Committee. Any such change or suspension shall be effective beginning with the first payroll period that begins on or immediately following the next January 1. Once made, a Member may not change his annual election with respect to the remainder of the calendar year. If the Member does not elect to change or suspend his Exchange Contributions during the annual election period, the Member's elected reduction in Compensation shall continue until the earlier of the end of the next calendar year, or the Member's separation from Service. Any attempt to change or suspend a Member's Exchange Contributions which does not comply with the provisions of Section 4.01(a) shall be invalid and the last election with respect to Exchange Contributions shall be deemed to have remained fully in effect. In the event a Member becomes an inactive Member, his Exchange Contributions shall be deemed suspended on the first day of such Member's payroll period next following the date he becomes an inactive Member and such suspension shall end on the first day of such Member's payroll period subsequent to the date he again becomes an active Member. A Member who is granted a hardship withdrawal under Section 8.02 shall have his Exchange Contributions automatically suspended for the 12-month period beginning with the first day of the Member's payroll period next following the date the hardship withdrawal is granted, and the percentage of Compensation designated by the Member to measure such Exchange Contributions in effect immediately preceding such suspension shall automatically be reinstated as soon as practicable following the end of such 12-month period.

       (b) Sheltered Contributions and Standard Contributions
           --------------------------------------------------

           The percentages of Compensation designated by a Member to measure the Sheltered Contributions and Standard Contributions made to his Retirement Savings Account will continue in effect, notwithstanding any change in his Compensation, until he elects to change or suspend such percentage. A Member may change or suspend such percentage at any time by applying to make such change or suspension in the manner prescribed by the Committee (including telephonic application). Any such change or suspension will become effective as of the first day of the payroll period that begins as soon as practicable after the Member applies to make such change or suspension. In the event a Member becomes an inactive Member, his Sheltered Contributions and Standard Contributions shall be deemed suspended on the first day of such Member's payroll period next following the date he becomes an inactive Member and such suspension shall end on the first day of such Member's payroll period subsequent to the date he again becomes an active Member. A Member who is granted a hardship withdrawal shall have his Sheltered Contributions and Standard Contributions automatically suspended for the 12-month period beginning with the first day of the Member's payroll period next following the date the hardship withdrawal is granted, and the percentages of Compensation designated by the Member to measure such Sheltered Contributions and Standard Contributions in effect immediately preceding such suspension shall automatically be reinstated as soon as practicable following the end of such 12-month period.


4.04   Stock Ownership Contributions
       -----------------------------

       (a) For each Stock Ownership Allocation Period during which there are Leveraged Shares in the Company Suspense Account, the Participating Companies shall make Stock Ownership Contributions which, when aggregated with Exchange Contributions made pursuant to Section 4.01(a), earnings on such Exchange Contributions, and any cash dividends received by the Stock Ownership Trustee on Company Stock (and earnings thereon), will at least equal the amount necessary to enable the Stock Ownership Trustee to pay any currently maturing obligation under an Acquisition Loan, without regard to the accumulated earnings and profits of each Participating Company. To the extent the total of such Stock Ownership and Exchange Contributions exceeds the amount required to pay any such currently maturing obligation, such excess amount may then be used to repay any outstanding Acquisition Loan.

       (b) (i) In addition to contributions under Section 4.04(a), each Participating Company shall contribute for each Plan Year, additional Stock Ownership Contributions equal to the difference, if any, between: (1) the total amount equal to the Exchange Contributions credited to the Members employed by such Participating Company during the Plan Year, plus earnings, and (2) the fair market value of the Leveraged Shares allocated to each such Member's Exchange Contribution Account during the Plan Year excluding Leveraged Shares released and allocated pursuant to Sections 5.02(b) and 6.02(a).

           (ii) The Company also shall contribute for each Plan Year additional Stock Ownership Contributions (in cash or Company Stock) in the amount necessary to enable the Trustee to acquire such number of shares of Company Stock equal to the difference, if any, between (1) the number of shares of Company Stock initially intended to be credited to the Equity Accounts of Eligible Members of the Company during the Plan Year in accordance with Section 6.02(c), and (2) the number of Leveraged Shares actually allocated to each Member's Equity Account during the Plan Year in the absence of this Section 4.04(b)(ii).

           (iii) The Company also shall contribute for each Plan Year additional Stock Ownership Contributions (in cash or Company Stock) in the amount necessary to enable the Trustee to acquire such number of shares of Company Stock equal to the difference, if any, between (1) the number of shares of Company Stock initially intended to be credited as base allocations and supplemental allocations to the Match Accounts of Eligible Members during the Plan Year in accordance with Section 6.02(d), and (2) the number of Leveraged Shares actually allocated as base allocations and supplemental allocations to each Member's Match Account during the Plan Year in the absence of this Section 4.04(b)(iii).

       (c) Notwithstanding anything to the contrary in this Section 4.04, except as is necessary to satisfy the allocation requirements of Sections 6.02(a) and 6.02(b), each Participating Company's contribution to the Plan shall not exceed the amount deductible from the Participating Company's income tax return for the Plan Year under Section 404 of the Code when combined with amounts contributed by the Participating Company to its other benefit plans qualified under Section 401 of the Code and each contribution shall be conditioned upon such deductibility.

4.05   Manner of Contributions
       -----------------------

       Each Participating Company shall make its contributions for a Plan Year in cash or Company Stock on any date or dates which the Company may select, subject to the consent of the Trustee; provided that the total contributions for any Plan Year shall be paid within the time prescribed by law for filing the Company's Federal income tax return for such taxable year, including extensions thereof. Except to the extent applied to the payment of principal and/or interest on an Acquisition Loan, the Stock Ownership Trustee shall invest cash contributions in Company Stock or allocate such contributions to Members' Stock Ownership Accounts in accordance with instructions from the Committee as soon as practicable after it receives the contribution.

4.06   Return of Contributions
       -----------------------

       Notwithstanding anything herein to the contrary, a contribution which (i) was made under a mistake of fact, or (ii) was conditioned upon deduction of the contributions under Section 404 of the Code and such deduction is disallowed, shall be returned to the Participating Company within one year after the payment of the mistaken contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

4.07   Dividends on Company Stock
       --------------------------

       All cash dividends on Company Stock held in the Stock Ownership Fund and earnings thereon shall be utilized to repay an Acquisition Loan and shall be allocated pursuant to Section 6.02, with such dividends first being utilized to repay the principal amount of such Acquisition Loan.

4.08   Correction of Errors in Contributions
       -------------------------------------

       If, with respect to any Plan Year, any Member's Stock Ownership Account is not credited with the Member's allocable share of Exchange Contributions or Stock Ownership Contributions (including Matching Allocations or Equity Allocations), any Member's Retirement Savings Account is not credited with the Member's designated amount of Sheltered Contributions or Standard Contributions, or earnings on any such contributions to which such Member is entitled under the Plan are not credited to the appropriate account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, or any other error or mistake of fact in determining an individual's eligibility for a contribution, the Committee may correct such error by reallocation of amounts among Members' Stock Ownership Accounts and/or Retirement Savings Accounts, as the case may be, and/or the Participating Company may make additional contributions to the Stock Ownership Account or Retirement Savings Account, as the case may be, of any affected Member to place the affected Member's Stock Ownership Account or Retirement Savings Account, as the case may be, in the position that would have existed if the error had not been made; provided that any such reallocations or additional contributions are made on a uniform and nondiscriminatory basis. In addition to the foregoing, if an error is made with respect to the investment of the Trust's assets which results in an error in the amount credited to a Member's Account, the Committee may correct such error by reallocation of amounts among Members' Accounts and/or the Participating Company may make additional contributions to the Account of any affected Member to place the affected Member's Account in the position that would have existed if the error had not been made; provided that any such reallocations or additional contributions are made on a uniform and nondiscriminatory basis.

4.09   Rollover Contributions
       ----------------------
       (a) An Eligible Employee who is eligible to make Sheltered Contributions and Standard Contributions may, with the permission of the Committee (which shall be uniformly applied), make a Rollover Contribution. Such Eligible Employee's Rollover Contribution shall be paid to the Retirement Savings Trustee as soon as practicable and shall be credited to his "Rollover Contribution Account" under his Retirement Savings Account.

       (b) The term "Rollover Contribution" means the contribution of an "eligible rollover distribution" to the Trustee by the Eligible Employee on or before the 60th day immediately following the day such Eligible Employee receives the "eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Eligible Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

       (c) The term "eligible rollover distribution" means:

           (i) part or all of a distribution to the Eligible Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of such Employee making the Rollover Contribution, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code (a "conduit IRA"); or

           (ii) part or all of the amount (other than nondeductible employee contributions) received by such Eligible Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a). In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or conduit IRA other than any distribution: (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more;
(ii) to the extent such distribution is required under Code Section 401(a)(9);
(iii) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (iv) that is made to a non-spouse beneficiary.

       (d) Once accepted by the Trust, an amount rolled over pursuant to this
Section 4.09 shall be credited to the Member's "Rollover Contributions Account" under his Retirement Savings Account, and thereafter, such Rollover Contributions shall be administered and invested in accordance with Article 7 and subject to the withdrawal and distribution provisions set forth in Articles 8 and 9. The limitations of Sections 6.03 through 6.08 shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested.

Article 5.  Acquisition Loans
            -----------------
5.01   Acquisition Loan
       ----------------

       The Company may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be primarily for the benefit of Members and their beneficiaries. The proceeds of any Acquisition Loan shall be used within a reasonable period of time only to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. In the event of default upon an Acquisition Loan, the value of Trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount of the default. Any Acquisition Loan may be secured by collateral pledge of the Leveraged Shares so acquired. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets other than any Leveraged Shares remaining subject to pledge. Any pledge of Leveraged Shares must provide for the release of shares so pledged on a pro rata basis as principal and interest on the Acquisition Loan are repaid by the Trustee and such Leveraged Shares are allocated to Members' Stock Ownership Accounts as provided under Section 6.02. Except upon termination of the Plan as provided under Section 13.02, repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Stock Ownership Contributions or Exchange Contributions paid in cash to enable the Trustee to repay such Loan, from earnings attributable to such contributions, from any cash dividends received by the Trustee on Company Stock and earnings thereon, and from another

Acquisition Loan that refinances such Acquisition Loan. Any Acquisition Loan that refinances an earlier Acquisition Loan shall bear an interest rate based on the market conditions at the time such loan is made, and may be prepaid at any time, without penalty. Any prepayment of an Acquisition Loan within the 30-day period immediately following the end of the Stock Ownership Allocation Period shall be deemed to be a repayment of principal and interest on the Acquisition Loan for such Stock Ownership Allocation Period. In acquiring Leveraged Shares, the Trustee shall pay no more than "adequate consideration" (as defined in Section 3(18) of ERISA).

5.02   Allocation of Leveraged Shares
       ------------------------------
       (a) Any Leveraged Shares shall initially be credited to the Company Suspense Account and shall be allocated to the Members' Stock Ownership Accounts for each Stock Ownership Allocation Period only as payments of principal and interest on the Acquisition Loan used to purchase such Leveraged Shares are made by the Trustee. The number of Leveraged Shares to be released from the Company Suspense Account following any amortization of an Acquisition Loan shall equal the number of Leveraged Shares in the Company Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of Stock Ownership Contributions, Exchange Contributions and any dividends on Company Stock which are applied to the payment of principal and interest on the Acquisition Loan during the Stock Ownership Allocation Period. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period, including the principal and interest to be paid on an Acquisition Loan that refinances such Acquisition Loan. For this purpose, the number of future Allocation Periods under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future Allocation Periods shall be computed by using the interest rate applicable as of the end of the Plan Year. Any Leveraged Shares released within thirty (30) days following the end of the Stock Ownership Allocation Period shall be deemed to be "Released Leveraged Shares" for purposes of Section 6.02.

       (b) In connection with the release of Leveraged Shares from the Company Suspense Account as a result of a loan amortization payment made in whole or in part with cash dividends on Company Stock held in Members' Stock Ownership Accounts ("Allocated Dividends"), a portion of the total number of shares so released, calculated with respect to each class of Company Stock, shall be released for allocation to the Members' Accounts as of a date during the Plan Year which is no later than the last day of the Plan Year in which the Allocated Dividends are paid, based on the amount of such Allocated Dividends used to make the loan amortization payment. The number of released shares with respect to Allocated Dividends shall be the total number of shares released on account of the loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of the Allocated Dividends used to make the loan amortization payment. The denominator of the fraction shall be the fair market value of the total number of shares released as a result of the loan amortization payment. The number of released shares with respect to Allocated Dividends shall be allocated among the Members in the same proportion that each Member's Allocated Dividends used to make the loan amortization payment bears to the total amount of such Allocated Dividends, in accordance with Section 6.02(a).

Article 6.  Allocations of and Limitations on Contributions
            -----------------------------------------------
6.01   Members Eligible for Allocations
       --------------------------------

       The Stock Ownership Account maintained for each Member will be credited as of the last day of each Stock Ownership Allocation Period with his allocable share of Company Stock released from the Company Suspense Account during the Stock Ownership Allocation Period as determined under Section 6.02.

       (a) Each Member shall be eligible for an allocation under Sections 6.02(a) and 6.02(b).

       (b) For purposes of allocations under Section 6.02(c), an Eligible Member shall be any Member (other than a Member who is a foreign national or a citizen of a territorial possession of the United States who has been temporarily assigned to perform services within the United States) who is: (1) employed by the Company on a permanent full-time basis; (2) employed by the Company at its Mobile Plant and paid on an hourly basis (regardless of the employment status); or (3) employed by Armstrong Industrial Specialties, Inc. on a permanent full-time basis and paid on a salaried basis after having been transferred from the Company on or after January 1, 1996, provided the Member was an Eligible Member under clause (1) of this Section 6.01(b) immediately prior to such Member's transfer of employment; and who:

           (i) is employed by a Participating Company on the last day of the Stock Ownership Allocation Period;

           (ii) enters Retirement and commences receipt of his retirement income if covered under a retirement plan specified in Section 1.44, dies, becomes totally disabled within the meaning of Section 9.01(c), or commences a period of long-term military leave, directly from active employment at any time during, but after the first day of, the Stock Ownership Allocation Period;

           (iii) is on a Parental Leave as of the last day of the Stock Ownership Allocation Period that has been approved by the Participating Company for which he is employed; or

           (iv) terminates employment with a Participating Company during the Stock Ownership Allocation Period on account of a reduction in the workforce at the office or manufacturing location at which the Member is employed which the Committee determines is a result of (1) adverse economic conditions, (2) a reorganization of the workforce or operating procedures, (3) technological change, or (4) layoff.

       Notwithstanding the above, a Member who becomes totally disabled (within the meaning of Section 9.01(c)) while actively employed by a Participating Company or an Affiliated Company shall be eligible for an Equity Allocation under Section 6.02(c) for each Stock Ownership Allocation Period in which he receives disability payments under a long-term disability plan sponsored by the Participating Company for which he was employed or under the provisions of
Article VI, Section (8) of the Retirement Income Plan for Employees of Armstrong World Industries, Inc., or until he is no longer a Member, if earlier.

       Further, notwithstanding the foregoing, any Member who is employed by the Company at the Sparrows Point, Maryland, Plant on December 31, 1996, and whose employment is transferred on such day to Worthington Armstrong Venture ("WAVE"), shall be eligible for an Equity Allocation under Section 6.02(c) for the Stock Ownership Allocation Period ending June 12, 1997.

       Further, notwithstanding the foregoing, any Member who is described in clause (3) of this Subsection (b) and who is employed by Armstrong Industrial Specialties, Inc. on June 30, 1999 shall be eligible for an Equity Account allocation under Section 6.02(c) for the Stock Ownership Allocation Period ending December 13, 1999.

       Further, notwithstanding the foregoing, any Member who is employed by the Corporation's textile products operations on September 30, 1999 shall be eligible for an Equity Allocation under Section 6.02(c) for the Stock Ownership Allocation Period ending December 13, 1999.

       (c) For purposes of allocations under Section 6.02(d), an Eligible Member shall be any Member who satisfies any one of the four conditions described in
Section 6.01(b)(i) - (iv).   Notwithstanding the preceding sentence, any Member
who is employed by the Company at the Sparrows Point, Maryland Plant on December 31, 1996, and whose employment is transferred to WAVE, shall be eligible for an allocation under Section 6.02(d) for the Stock Ownership Allocation Period ending June 12, 1997. Further, notwithstanding the first sentence of this Subsection (c), any Member who is employed by Armstrong Industrial Specialists, Inc. on June 30, 1999 shall be eligible for an allocation under Section 6.02(d) for the Stock Ownership Allocation Period ending December 13, 1999 based on the Exchange Contributions made by such member from June 12, 1999 through June 30, 1999. Further, notwithstanding the first sentence of this Subsection (c), any Member who is employed by the Corporation's textile products operations on September 30, 1999 shall be eligible for an allocation under
Section 6.02(d) for the Stock Ownership Allocation Period ending December 13, 1999 based on the Exchange Contributions made by such Member from June 12, 1999 through September 30, 1999.

6.02   Method of Allocations
       ---------------------
       (a) For each Plan Year in which Allocated Dividends are paid, Company Stock with a fair market value equal to the amount of each Member's Allocated Dividends shall be allocated to the Member's Exchange Contribution Account, Equity Account and/or Match Account, as the case may be, to the extent such Allocated Dividends are attributable to Company Stock held in such Accounts. Each Participating Company shall be authorized to make a special contribution to the Plan with respect to any Member (as determined by the Committee) to assure that this requirement is satisfied.

       (b) Leveraged Shares released from the Company Suspense Account as a result of loan amortization payments made with respect to a Stock Ownership Allocation Period ("Released Leveraged Shares") that have not and will not be allocated pursuant to Section 6.02(a) and Stock Ownership Contributions made pursuant to Section 4.04(b)(i) shall be allocated to the Exchange Contribution Accounts of Members in dollar amounts equal to the Exchange Contributions made on the Member's behalf pursuant to Section 4.01(a) prior to the end of such Stock Ownership Allocation Period, plus earnings thereon. For purposes of this
Section 6.02(b), the value of all Company Stock allocated to Members' Exchange Contribution Accounts shall be based on the closing price of such Company Stock on the New York Stock Exchange on the last day of the Stock Ownership Allocation Period.

       (c) Released Leveraged Shares that have not and will not be allocated pursuant to Section 6.02(a) and 6.02(b), and Company Stock acquired with the Stock Ownership Contributions made pursuant to Section 4.04(b)(ii), shall be allocated to the Equity Accounts so that each Eligible Member under Section 6.01(b) receives his Equity Allocation. Except as provided below with respect to each such Eligible Member who (i) is an hourly Employee employed at the Company's Mobile Plant, (ii) initially became a Member on June 19, 1989, the effective date of the Stock Ownership Plan, or (iii) was employed by a Participating Company on June 19, 1989, the effective date of the Stock Ownership Plan, but who initially became an Eligible Member after such date, the Equity Allocation shall be the number of shares designated in Schedule A hereof with respect to individuals who are the same age as the Member was on such effective date. The Equity Allocation with respect to an Eligible Member who first is employed by a Participating Company after June 19, 1989, the effective date of the Stock Ownership Plan, shall be the number of shares designated in Schedule A hereof with respect to individuals who are age 21 on such effective date. Notwithstanding the foregoing, with respect to each Eligible Member who was employed as an hourly Employee at the Company's Mobile Plant and who initially became a Member on October 1, 1990 or who was employed as an hourly Employee at the Company's Mobile Plant on October 1, 1990 but who initially became a Member after October 1, 1990, the Equity Allocation shall be the number of shares designated in Schedule B hereof with respect to individuals who are the same age as the Member was on October 1, 1990. The Equity Allocation with respect to any Eligible Member who first is employed as an hourly Employee at the Company's Mobile Plant after

October 1, 1990, shall be the number of shares designated in Schedule B hereof with respect to individuals who are age 21 on October 1, 1990.

       (d) Released Leveraged Shares that have not and will not be allocated pursuant to Section 6.02(a), 6.02(b), or 6.02(c), and Company Stock acquired with the Stock Ownership Contributions made pursuant to Section 4.04(b)(iii), shall be allocated to the Match Accounts so that each Eligible Member under
Section 6.01(c) receives a base allocation in accordance with Paragraph (i) below, and a supplemental allocation in accordance with Paragraph (ii) below.

           (i) With respect to each Stock Ownership Allocation Period, each Eligible Member under Section 6.01(c) shall receive a base allocation equal to 50% of the Exchange Contributions made by such Member for the Stock Ownership Allocation Period. Such base allocations shall be made from amounts attributable to Matching Allocations, subject to Sections 6.06 and 6.08, and shall be credited to the Member's Match Account as of the last day of each Stock Ownership Allocation Period in which the Member's Exchange Contributions were made.

           (ii) With respect to each Stock Ownership Allocation Period, each Eligible Member under Section 6.01(c) also may have allocated to his Match Account a supplemental allocation made from amounts attributable to Matching Allocations, subject to Sections 6.06 and 6.08. Any supplemental allocation shall be credited to the Member's Match Account as of the last day of each Stock Ownership Allocation Period in which the Member's Exchange Contributions were made. For the Stock Ownership Allocation Periods ending December 12, 1996, June 12, 1997 and December 11, 1997, the supplemental allocation shall equal twenty-five percent (25%) of the Exchange

Contributions made by such Member for each such Stock Ownership Allocation Period. For each subsequent Stock Ownership Allocation Period, a twenty-five percent (25%) supplemental allocation will be made if the fair market value of the Company Stock on the last business day of such Stock Ownership Allocation Period is at least equal to the "share price target" as determined by the Committee for such Stock Ownership Allocation Period. The Committee shall determine the share price target annually in advance of each open enrollment period in which Eligible Members under Section 6.01(c) can elect to change or suspend their Exchange Contributions under Section 4.03(a). Notwithstanding the foregoing, if Released Leveraged Shares remain at the end of a Stock Ownership Allocation Period after allocations pursuant to Sections 6.02(a), 6.02(b), 6.02(c), 6.02(d)(i), and the preceding sentences of this Section 6.02(d)(ii) have been made with respect to such Stock Ownership Allocation Period, all or a portion of such Released Leveraged Shares shall be used to make additional supplemental allocations for such Stock Ownership Allocation Period to the Match Account of each Eligible Member as determined under Section 6.01(c) to the extent not used to restore the forfeited portion of a Member's Stock Ownership Account under Subsection (e) below. The Company shall determine whether any Released Leveraged Shares shall be used for purposes of the preceding sentence.

       (e) If Released Leveraged Shares remain after each Eligible Member has had allocated to his Stock Ownership Account an allocation pursuant to Sections 6.02(a), 6.02(b), 6.02(c), and 6.02(d), all or a portion of such Released Leveraged Shares may be used to restore the forfeited portion of the Stock Ownership Account of a Member who is reemployed by a Participating Company, pursuant to Section 9.05(b). The Company shall determine whether any Released Leveraged Shares shall be used for purposes of this Section 6.02(e).

6.03   Limitation on Exchange Contributions Affecting Highly Compensated
       -----------------------------------------------------------------
       Employees
       ---------
       (a) Notwithstanding anything herein to the contrary, in no event shall the Exchange Contributions made on behalf of Highly Compensated Employees with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Employees that exceeds the greater of:

           (i) an amount equal to 125% of the Actual Deferral Percentage for all Members other than Highly Compensated Employees; or

           (ii) an amount equal to the sum of the Actual Deferral Percentage for all Members other than Highly Compensated Employees and two percent (2%), provided that such amount does not exceed 200% of the Actual Deferral Percentage for all Members other than Highly Compensated Employees.

       (b) The Committee shall be authorized to implement rules limiting the Exchange Contributions that may be made on behalf of Highly Compensated Employees during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 6.03(a) is satisfied.

       (c) Notwithstanding any reductions pursuant to Section 6.03(b), if the limitation under Section 6.03(a) is exceeded in any Plan Year, a Participating Company may, in the sole discretion of the Committee and in accordance with the regulations issued under Section 401(k) of the Code, make additional contributions to the Exchange Contribution Accounts of Members who are not Highly Compensated Employees, which additional contributions shall be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, up to an amount necessary to assure that the limitation under
Section 6.03(a) is not exceeded in the Plan Year. Qualified nonelective contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Exchange Contributions under the Plan.

       (d) To the extent the limitation under Section 6.03(a) continues to be exceeded following the contribution of such qualified nonelective contributions, if any, such Excess Exchange Contributions made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall be distributed to such Highly Compensated Employees as soon as practicable after the close of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Exchange Contributions shall be determined in accordance with the regulations issued under Section 401(k) of the Code. The amount of any Excess Exchange Contributions distributed to any Member under this Section 6.03(d) shall be reduced by the amount of any excess deferrals attributable to Exchange Contributions previously distributed to such Member pursuant to Section 6.05, if any, for such Plan Year.

       (e) The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods in Sections 6.03(b), (c) or (d) to assure that the limitation of Section 6.03(a) is satisfied.

6.04   Limitation on Sheltered Contributions Affecting Highly Compensated
       ------------------------------------------------------------------
       Employees
       ---------

       (a) Notwithstanding anything herein to the contrary, in no event shall the Sheltered Contributions made on behalf of Highly Compensated Employees with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Employees that exceeds the greater of:

           (i) an amount equal to 125% of the Actual Deferral Percentage for all Members other than Highly Compensated Employees; or

           (ii) an amount equal to the sum of the Actual Deferral Percentage for all Members other than Highly Compensated Employees and two percent (2%), provided that such amount does not exceed 200% of the Actual Deferral Percentage for all Members other than Highly Compensated Employees.

       (b) The Committee shall be authorized to implement rules limiting the Sheltered Contributions that may be made on behalf of Highly Compensated Employees during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 6.04(a) is satisfied.

       (c) Notwithstanding any reductions pursuant to Section 6.04(b), if the limitation under Section 6.04(a) is exceeded in any Plan Year, a Participating Company may, in the sole discretion of the Committee and in accordance with the regulations issued under Section 401(k) of the Code, make additional contributions to the Sheltered Accounts of Members who are not Highly Compensated Employees, which additional contributions shall be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, up to an amount necessary to assure that the limitation under Section 6.04(a) is not exceeded in the Plan Year. Qualified nonelective contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Sheltered Contributions under the Plan.

       (d) To the extent the limitation under Section 6.04(a) continues to be exceeded following the contribution of such qualified nonelective contributions, if any, such Excess Sheltered Contributions made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall be distributed to such Highly Compensated Employees as soon as practicable after the close of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Sheltered Contributions shall be determined in accordance with the regulations issued under Section 401(k) of the Code. The amount of any Excess Sheltered Contributions distributed to any Member under this Section 6.04(d) shall be reduced by the amount of any excess deferrals attributable to Sheltered Contributions previously distributed to such Member pursuant to Section 6.05, if any, for such Plan Year.

       (e) The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods in Sections 6.04(b), (c) or (d) to assure that the limitation of Section 6.04(a) is satisfied.

6.05   Maximum Exchange Contributions and Sheltered Contributions
       ----------------------------------------------------------

       Notwithstanding any other provision of the Plan including the limitations of Section 6.03(a) and 6.04(a), in no event may the total of Exchange Contributions and Sheltered Contributions to this Plan on behalf of any Member, in addition to all such deferrals on behalf of such Member under all other cash or deferred arrangements (as defined in Section 401(k) of the Code) maintained by the Company or any Affiliated Company in which the Member participates, exceed $7,000 (indexed as provided in Section 402(g)(5) of the Code) in any calendar year of the Member. If a Member participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total elective deferral contributions under this Plan and such other plan exceed $7,000 (as indexed) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000, as indexed) that is attributable to Exchange Contributions or Sheltered Contributions in this Plan together with earnings thereon, notwithstanding any limitations on distributions contained in this Plan. Such distribution shall be made by the April 15 following the calendar year of the Exchange Contributions or Sheltered Contributions were made, provided that the Member notifies the Committee of the amount of the excess deferral that is attributable to Exchange Contributions or Sheltered Contributions to this Plan and requests such a distribution. The Member's notice must be received by the Committee no later than the March 1 following the calendar year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Exchange Contributions or Sheltered Contributions to this Plan shall be subject to all limitations on withdrawals and distributions in this Plan. The amount of excess deferrals that may be distributed under this Section 6.05 with respect to any Member for any Plan Year shall be reduced by the amount of any Excess Exchange Contributions previously distributed pursuant to Section 6.03(a) or any Excess Sheltered Contributions previously distributed pursuant to Section 6.04(a), if any, for such Plan Year.

6.06   Limitation on Matching Allocations Affecting Highly Compensated Employees
       -------------------------------------------------------------------------

       (a) Notwithstanding anything herein to the contrary, in no event shall the Matching Allocations made on behalf of Highly Compensated Employees with respect to any Plan Year result in a Contribution Percentage for such group of Highly Compensated Employees that exceeds the greater of:

           (i) an amount equal to 125% of the Contribution Percentage for all Members other than Highly Compensated Employees; or

           (ii) an amount equal to the sum of the Contribution Percentage for all Members other than Highly Compensated Employees and two percent (2%), provided that such amount does not exceed 200% of the Contribution Percentage for all Members other than Highly Compensated Employees.

       (b) The Committee shall be authorized to implement rules limiting the Matching Allocations that may be allocated on behalf of Highly Compensated Employees during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 6.06(a) is satisfied.

       (c) Notwithstanding any reductions pursuant to Section 6.06(b), if the limitation under Section 6.06(a) is exceeded in any Plan Year, a Participating Company may, in the sole discretion of the Committee and in accordance with the regulations issued under Section 401(m) of the Code, make additional contributions to the Match Accounts of Members who are not Highly Compensated Employees, which additional contributions shall either be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, or additional Match Allocations, up to an amount necessary to assure that the limitation under Section 6.06(a) is not exceeded in the

Plan Year. Qualified nonelective contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Exchange Contributions under the Plan. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Exchange Contributions as such additional Match Allocations solely for the purposes of satisfying the limitation of Section 6.06(a).

       (d) To the extent the limitation under Section 6.06(a) continues to be exceeded following the contribution of such additional Matching Allocations, if any, such Excess Matching Allocations made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Employees to the extent vested pursuant to Section 9.01, or if not vested, forfeited. Any such forfeitures shall be used to pay administrative expenses under the Plan in accordance with Section 9.05(a). All Excess Matching Allocations and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Matching Allocations shall be determined in accordance with the regulations issued under Code Section 401(m).

       (e) The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods described in Section 6.06(b),
(c) and (d) to assure that the limitation of Section 6.06(a) is satisfied.

       (f) Notwithstanding anything to the contrary in Section 6.03 or this
Section 6.06, Exchange Contributions and Matching Allocations may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Employees (determined after applying the foregoing provisions of Sections 6.03 and 6.06) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

       (g) Notwithstanding anything in the Plan to the contrary, if the rate of Matching Allocations (determined after application of the corrective mechanisms described in the foregoing provisions of this Section 6.06) discriminates in favor of Highly Compensated Employees, the Matching Allocations attributable to any Excess Exchange Contributions, Excess Matching Allocations, or excess deferrals (as described in Section 6.05) of each affected Highly Compensated Employee shall be forfeited so that the rate of Matching Allocations is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the Matching Allocations were made. Forfeitures, if any, shall be applied as set forth in Section 9.05(a).

6.07   Limitation on Standard Contributions Affecting Highly Compensated
       -----------------------------------------------------------------
       Employees
       ---------

       (a) Notwithstanding anything herein to the contrary, in no event shall the Standard Contributions made on behalf of eligible Highly Compensated Employees with respect to any Plan Year result in a Standard Contribution Percentage for such group of Highly Compensated Employees that exceeds the greater of:

           (i) an amount equal to 125% of the Standard Contribution Percentage for all Members other than Highly Compensated Employees; or

           (ii) an amount equal to the sum of the Standard Contribution Percentages for all Members other than Highly Compensated Employees and two percent (2%), provided that such amount does not exceed 200% of the Standard Contribution Percentage for all Members other than Highly Compensated Employees.

       (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Standard Contributions that may be made by Highly Compensated Employees during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 6.07(a) is satisfied.

       (c) Notwithstanding any reductions pursuant to Section 6.07(b), if the limitation under Section 6.07(a) is exceeded in any Plan Year, the Committee may, in accordance with the regulations issued under Sections 401(k) and 401(m) of the Code, elect to treat amounts attributable to Sheltered Contributions as additional Standard Contributions solely for the purposes of satisfying the limitation of Section 6.07(a).

       (d) Notwithstanding any reductions pursuant to Section 6.07(b), if the limitation under Section 6.07(a) is exceeded in any Plan Year, a Participating Company may, in the sole discretion of the Committee and in accordance with the regulations issued under Section 401(m) of the Code, make additional contributions to the Standard Accounts of Members who are not Highly Compensated Employees, which additional contributions shall be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, up to an amount necessary to assure that the limitation under Section 6.07(a) is not exceeded in the Plan

Year. Qualified nonelective contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Sheltered Contributions under the Plan. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Sheltered Contributions as such additional Standard Contributions solely for the purposes of satisfying the limitation of Section 6.07(a).

       (e) To the extent the limitation under Section 6.07(a) continues to be exceeded following the application of Section 6.07(b), the Excess Standard Contributions made with respect to Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Employees in an amount equal to each such Member's Standard Contributions (including recharacterized Sheltered Contributions), as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Standard Contributions shall be determined in accordance with the regulations issued under Code Section 401(m).

       (f) The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods described in Section 6.07(b),
(c) and (d) to assure that the limitation of Section 6.07(a) is satisfied.

       (g) Notwithstanding anything to the contrary in Section 6.04 or this
Section 6.07, Sheltered Contributions and Standard Contributions may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Employees (determined after applying the foregoing provisions of Sections 6.04 and 6.07) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

6.08   Limitations on Annual Additions
       -------------------------------
       (a) Basic Limitation
           ----------------

           Subject to the adjustments hereinafter set forth, the maximum aggregate Annual Addition allocated to a Member's Account in any calendar year (which shall be the Limitation Year) shall not exceed the lesser of:

           (i)    25% of the Member's Compensation in such Limitation Year, or

           (ii) $30,000 or such greater amount in effect as established by regulations issued pursuant to Section 415(d) of the Code.

       (b) Limitation for Members in a Combination of Plans
           ------------------------------------------------

           Notwithstanding the foregoing, effective for Limitation Years beginning before January 1, 2000, in the case of a Member who participates in this Plan and a qualified defined benefit plan maintained by the Company or an Affiliated Company, the sum of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) and the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) in any Limitation Year shall not exceed 1.0.

       (c) Preclusion of Excess Annual Additions; Reduction of Benefits
           ------------------------------------------------------------

           The Committee shall maintain records showing the contributions allocated to a Member's Account in any Limitation Year, and prior to the allocation of any contributions, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Member.

           (i) In the event that the Committee determines that the allocation of a contribution would cause the restrictions imposed by Section 6.08(a) to be exceeded with respect to this Plan when combined with any other defined contribution plan pursuant to Section 6.08(e), allocations shall be reduced in the following order, but only to the extent necessary to satisfy such restrictions:

                  (1) First, the Annual Additions under any other qualified defined contribution plan maintained by the Company or an Affiliated Company;

                  (2)    Second, the Annual Additions under this Plan.

           (ii) If it becomes necessary to make an adjustment in Annual Additions to a Member's Account under this Plan, either because of the limitations as applied to this Plan alone or as applied to this Plan in combination with another qualified defined contribution plan, the excess Annual Addition under this Plan with respect to the affected Member shall be reallocated proportionately in the same manner as Contributions are allocated to the Accounts of other Members until the Annual Addition to the Account of each Member reaches the limits of Section 415 of the Code.

           (iii) Notwithstanding Paragraph (i) above, if the combination limitation prescribed under Section 6.08(b) hereof would be exceeded in any Limitation Year that begins prior to January 1, 2000, benefits under the defined benefit plan shall be frozen, or reduced if necessary, prior to making any reductions in this Plan or any other qualified defined contribution plan; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze or reduction of the Member's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.

           (iv) The Committee shall advise an affected Member of any limitation on his Annual Addition required by this Section 6.08.

       (d) Disposal of Excess Annual Additions
           -----------------------------------

           In the event that, notwithstanding the foregoing, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member, and such excess arises as a consequence of the allocation of forfeitures, a reasonable error in estimating the Member's Compensation, a reasonable error in determining the amount of Sheltered Contributions or Exchange Contributions that may be made with respect to the Member under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this
Section 6.08(d), such excess amounts shall not be deemed Annual Additions in that Limitation Year to the extent corrected hereunder. First, Standard Contributions (together with earnings thereon) shall be returned to each affected Member to the extent that such distribution would reduce the excess amounts in the Member's Account. These amounts shall be disregarded in applying the limitations of Sections 6.07. To the extent excess amounts remain after any such distribution, Sheltered Contributions (together with earnings thereon) shall be returned to each affected Member to the extent that such distribution would reduce the excess amounts in the Member's Account. These amounts shall be disregarded in applying the limitations of Sections 6.04 and 6.05. To the extent excess amounts remain after any such distributions, Exchange Contributions (together with earnings thereon) shall be returned to each affected Member to the extent that such distribution would reduce the excess amounts in the Member's Account. These amounts shall be disregarded in applying the limitations of Sections 6.03 and
6.05. To the extent excess amounts remain after all such distributions, such excess amounts shall be used to reduce future contributions on behalf of the Member for the next succeeding Limitation Year and succeeding Limitation Years as necessary. If the Member is not covered by the Plan as of the end of such succeeding year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions on behalf of the other Members entitled to an allocation, in that Limitation Year, and succeeding Limitation Years, if necessary.

       (e) Aggregation of Plans
           --------------------

           For purposes of this Section 6.08, all qualified defined contribution plans maintained by the Company or any Affiliated Company shall be treated as a single plan, and all qualified defined benefit plans maintained by the Company or any Affiliated Company shall be treated as a single plan.

       (f) Definition of "Annual Additions"
           --------------------------------
           For purposes of this Section, the term "Annual Additions" shall mean the sum for any Limitation Year of the following amounts allocated to an account on behalf of a Member:

           (i) Stock Ownership Contributions, and any other Company or Affiliated Company contributions allocated to the Member's account under any defined contribution plan maintained by the Company or an Affiliated Company and qualified under Section 401(a) of the Code;

           (ii) Exchange Contributions, Sheltered Contributions, Standard Contributions, and any other contributions by the Member or on behalf of the Member to any defined contribution plan maintained by the Company or an Affiliated Company and qualified under Section 401(a) of the Code;

           (iii) Any forfeitures allocated to the Member's account under any other defined contribution plan maintained by the Company or an Affiliated Company and qualified under Section 401(a) of the Code; and

           (iv) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

       Notwithstanding the above, any contributions under this Plan which are applied by the Trustee (not later than the due date, including extension, for filing the Company's federal income tax return for the taxable year which ends with or within such Limitation Year) to pay interest on an Acquisition Loan, and any forfeitures allocated to a Member's Stock Ownership Account shall not be "Annual Additions."

       In any case where an Acquisition Loan has been made to finance the acquisition of Leveraged Shares for the Trust or to repay a prior Acquisition Loan, the amount of contributions under this Plan which are considered Annual Additions for the Limitation Year shall be calculated with respect to the contributions which are used to repay principal on the Acquisition Loan during such Limitation Year and not with respect to the Leveraged Shares which are allocated to a Member's Account during such Limitation Year.

Article 7.  Investment of Contributions
            ---------------------------

7.01        Investment Funds
            ----------------

           The Committee shall designate the Investment Funds of the Trust which shall include, but not be limited to, the following Investment Funds:

           (a)  Equity Investment Fund
                ----------------------

                One or more diversified equity funds, as may be available from time to time, invested in equity securities or securities convertible into equity securities or in a commingled equity trust for the collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code (or corresponding provisions of any subsequent Federal revenue law at the time in effect), excluding, however, any stocks or other securities of the Retirement Savings Trustee. This exclusion shall not apply to any investment in a commingled trust or insurance company account not proscribed by applicable law. Pending the selection and purchase of suitable investments for this Fund, any part of this Fund may be invested in short-term and medium-term fixed income securities, such as commercial paper, notes of finance companies, and obligations of the U.S. Government and any agency or instrumentality thereof.

           (b)  Fixed Income Investment Fund
                ----------------------------

                One or more fixed income funds, as may be available from time to time, invested in, but not limited to, guaranteed income contracts, bonds, notes, debentures, asset-backed securities and fixed income derivatives, excluding securities of the Retirement Savings Trustee. This exclusion shall not apply to any investment in a commingled trust or insurance company account not prescribed by applicable law. Pending the selection and purchase of suitable investments for this Fund, any part of this

Fund may be invested in short-term and medium-term fixed income securities, such as commercial paper, notes of finance companies, bankers acceptances, certificates of deposit, and obligations of the U.S. Government and any agency or instrumentality thereof.

           (c)  Money Market Fund
                -----------------

                One or more money market funds, as may be available from time to time, invested in short-term obligations of the United States Government, bank certificates of deposit, commercial paper, bankers' acceptances, shares of money market mutual funds and other similar types of short-term investments which may include investment in any commingled trust fund qualified under Section 401(a) of the Code (or corresponding provisions of any subsequent Federal revenue law at the time in effect) and which is invested primarily in similar types of securities.

           (d)  Balanced Fund
                -------------

                One or more balanced funds, as may be available from time to time, that invest in a mixture of bonds, equities, and short-term instruments, as determined by the Fund manager.

           (e)  Company Stock Fund
                ------------------

                A fund designed solely to invest in Company Stock or to hold Company Stock contributed to the Plan by the Company. Up to 100% of the assets of a Member's Retirement Savings Account may be invested in the Company Stock Fund.

           (f)  Stock Ownership Fund
                --------------------

                A fund consisting of Company Stock and cash for fractional shares and earnings attributable thereto. All amounts credited to a Member's Stock Ownership

Account shall be invested in the Stock Ownership Fund (except that a Member's Exchange Contributions made in each Stock Ownership Allocation Period shall be invested in a Money Market Fund until the allocation of Leveraged Shares under
Section 6.02(b) for such Stock Ownership Allocation Period) and may not be transferred from such fund to any of the other Investment Funds, except as provided in Section 7.08.

           If there shall be available for investment at any time more than one Equity Investment Fund, Fixed Income Investment Fund, Money Market Fund or Balanced Fund, there shall be separate accounting for each available Fund. To the extent allowed by applicable law and all other provisions of this Plan, all or any portion of a Fund identified above in (a) through (d) may be invested in securities of a foreign corporation or a foreign government and in other property located outside the United States. Each such Fund may keep such amounts of cash and cash equivalents as its managers shall deem necessary or advisable as a part of such Fund, all within the limitations specified in the applicable Trust Agreement. Dividends, interest and other distributions received on the assets held in each Fund shall be reinvested in the respective Fund.

7.02       Investment of Contributions
           ---------------------------

           Each Member, as a part of the application for membership in the Plan, shall designate the Investment Fund or Funds (other than the Stock Ownership
Fund) in which his Sheltered Contributions, Standard Contributions, and Rollover Contributions, if any, shall be invested. The designated investments shall be in 1% increments, provided that the total designated equals 100% of the contributions to his Retirement Savings Account. In the event a Member fails to designate the investment of his Retirement Savings Account, the Member's Sheltered Contribution, Standard Contributions, and Rollover Contributions shall be invested in one or more Fixed Income Investment Funds until the Member properly designates other Funds. Amounts held in a Member's Stock Ownership Account may not be invested in any Fund other than the Stock Ownership Fund, provided, however, a Member's Exchange Contributions made in each Stock Ownership Allocation Period shall be invested in a Money Market Fund until the allocation of Leveraged Shares under Section 6.02(b) for such Stock Ownership Allocation Period and all or a portion of a Member's Stock Ownership Account may be invested in any of the Investment Funds described in Section 7.01(a), (b), or
(d), pursuant to Section 7.08.

7.03       Change of Election
           ------------------

           A Member, by notice to the Retirement Savings Trustee in a format approved by the Committee, may change the election of the Investment Funds in which future contributions to his Retirement Savings Account shall be invested. A Member may change the election of the Investment Funds in which such contributions are to be invested by designating the percentage of contributions that shall be invested in each of the Investment Funds, in 1% increments, provided the total equals 100%. Such change shall be effective as soon as practicable after such notice is received by the Retirement Savings Trustee.

7.04       Transfers Among Funds
           ---------------------

           (a) An active or inactive Member may elect to transfer all or any portion of the value of his Retirement Savings Account in one of the Investment Funds to any other Investment Fund (except the Stock Ownership Fund) at the following times (and under such uniform rules as the Committee may adopt from time to time):

                (i) Any election to transfer between and among the Equity Investment Fund, the Fixed Income Investment Fund, the Money Market Fund and the Balanced Fund (and any related funds maintained in the Equity Investment Fund, the Fixed Income Investment Fund, the Money Market Fund and the Balanced Fund) may be made at any time, to be effective as soon as practicable thereafter; and

                (ii) Any election to transfer to or from the Company Stock Fund may be made at any time, to be effective as follows: elections initiated by the fifteenth day of the month shall be effective as soon as practicable after the fifteenth day of the month; elections initiated after the fifteenth day of the month and by the last day of the month shall be effective as soon as practicable after the last day of the month. For purposes of the preceding sentence, if the fifteenth or last day of a month falls on a Saturday, Sunday or holiday, the fifteenth or last day of such month shall be deemed to be the last business day preceding the fifteenth or last day, respectively.

           (b) An active or inactive Member who has diversified all or part of his Stock Ownership Account pursuant to Section 7.08 may elect to transfer the diversified portion of his Stock Ownership Account in one of the Investment Funds to any other Investment Fund (except the Stock Ownership Fund and the Money Market Fund) at the following times (and under such uniform rules as the Committee may adopt from time to time):

                (i) Any election to transfer between and among the Equity Investment Fund, the Fixed Income Investment Fund, and the Balanced Fund (and any related funds maintained in the Equity Investment Fund, the Fixed Income Investment

Fund, and the Balanced Fund) may be made at any time, to be effective as soon as practicable thereafter; and

                (ii) Any election to transfer to or from the Company Stock Fund may be made at any time, to be effective as follows: elections initiated by the fifteenth day of the month shall be effective as soon as practicable after the fifteenth day of the month; elections initiated after the fifteen day of the month and by the last day of the month shall be effective as soon as practicable after the last day of the month. For purposes of the preceding sentence, if the fifteenth or last day of a month falls on a Saturday, Sunday or holiday, the fifteenth or last day of such month shall be deemed to be the last business day preceding the fifteenth or last day, respectively.

           (c)  Notwithstanding the foregoing:

                (i) no transfers are permitted to be made from the Company Stock Fund with respect to that portion of a Member's Account attributable to his Retirement Savings Matching Contributions prior to the Member's attainment of age 59 1/2;

                (ii) no direct transfers are permitted from the Fixed Income Investment Fund to the Money Market Fund or the funds maintained in the Balanced Fund that are designated by the Company as having goals and objectives comparable to the Fixed Income Investment Fund (collectively the "Balanced Income Fund");

                (iii) amounts transferred from the Fixed Income Investment Fund to any other Fund may not thereafter be transferred to the Money Market Fund or any Balanced Income Fund for three(3) months following such transfer; and

                (iv) amounts transferred from the Stock Ownership Fund to the Equity Investment Fund, the Fixed Income Investment Fund, or any Balanced Income Fund, in accordance with the diversification rules under Section 7.08, may not thereafter be transferred to the Money Market Fund.

           (d)  Except as otherwise provided, transfers pursuant to this Section
7.04 may be made by telephoning notice to the Retirement Savings Trustee, and shall be effective as soon as practicable following the Retirement Savings Trustee's receipt of the notice.

7.05       Investment Options
           ------------------

           Each active and inactive Member is solely responsible for the selection of his investment options with respect to the amounts in his Retirement Savings Account. The Retirement Savings Trustee, the Committee, the Participating Companies or any of the officers or supervisors of the Participating Companies are not empowered to advise a Member as to the manner in which his Retirement Savings Account shall be invested. The fact that a security is available to Members for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on any Participating Company, its directors, officers or employees, the Retirement Savings Trustee, the Committee or any Member of the Plan.

7.06       Valuations
           ----------

           (a) The market value of each Investment Fund (other than the Stock Ownership Fund) shall be determined by the Retirement Savings Trustee as of each Valuation Date. The valuation shall reflect all income, as well as the payment of brokerage fees and transfer taxes applicable to purchases and sales for each Fund and all similar transactions, and any Plan administrative expenses to the extent they are not paid by a Participating Company, occurring since the last Valuation Date with respect to each Fund. The value of a Member's interest in each Investment Fund shall be represented by mutual fund shares, shares of Company stock, or in dollars, whichever is applicable. Contributions made by a Member for any payroll period shall be invested based on the value of the Fund as of the last Valuation Date in that payroll period, regardless of when such contributions are actually paid to and become part of an Investment Fund. The Trust Fund attributable to Members' Retirement Savings Accounts, and each Member's allocable share of such Trust Fund, shall be valued at fair market value periodically as determined necessary by the Retirement Savings Trustee or as requested by the Committee.

           (b) The market value of the Trust Fund attributable to Members' Stock Ownership Accounts, and each Member's allocable share of such Trust Fund, shall be determined by the Stock Ownership Trustee as of each Valuation Date.

7.07       Annual Statements
           -----------------

           At least once each Plan Year, each active and inactive Member shall be furnished with a statement setting forth the value of his Retirement Savings Account and Stock Ownership Account.

7.08       Diversification of Stock Ownership Accounts
           -------------------------------------------

           (a)  Eligibility for Diversification
                -------------------------------

                Each Member who has completed five (5) Years of Service and attained an age specified in the schedule below shall be permitted to direct the investment of up to a corresponding percentage of the number of shares of Company Stock in his Stock

Ownership Account, as specified in the schedule below and as determined in Subsection 7.08(b), in any of the Investment Funds described in Section 7.01(a),
(b), or (d).

                                           Maximum Percentage of
                                          Stock Ownership Account
                 Age                    Eligible for Diversification
                 ---                    ----------------------------

                50-54                               25%
                55-59                               50%
            60 and older                           100%

In addition to the foregoing, a Member who is fully vested in his Stock Ownership Account upon his termination of employment and who has not received a distribution of his Stock Ownership Account in accordance with Section 9.02, shall be permitted to direct the investment of up to 100% of the shares of Company Stock in his Stock Ownership Account in accordance with any of the Investment Funds described in Section 7.01(a), (b), or (d).

           (b)  Maximum Number of Shares Permitted to be Diversified
                ----------------------------------------------------

                The maximum number of shares of Company Stock that may be directed by a Member under this Section 7.08 shall equal the total number of shares of Company Stock that have ever been allocated to the Member's Stock Ownership Account multiplied by the applicable percentage (based on the schedule in Subsection (a) above), and then reduced by the number of shares of Company Stock previously directed by the Member under this Section 7.08, rounded to the nearest whole integer.

           (c)  Separate Diversification Elections
                ----------------------------------

                A Member who is eligible to diversify his Stock Ownership Account under Subsection (a) above shall be permitted to designate separately the percentage of his

Exchange Contribution Account, Equity Account, and Match Account to be diversified, in accordance with the maximum percentages specified above.

           (d)  Direction to Diversify
                ----------------------

                A Member's direction to diversify pursuant to this Section 7.08 may be at any time, to be effective as follows: elections initiated by the fifteenth day of a month shall be effective as soon as practicable after the fifteenth day of the month; elections initiated after the fifteenth day of the month and by the last day of the month shall be effective as soon as practicable after the last day of the month. If the fifteenth or last day of a month falls on a Saturday, Sunday or holiday, the fifteenth or last day of the month shall be deemed to be the last business day preceding the fifteenth or last day of the month, respectively. Any direction to diversify may be made by telephoning direction to the Retirement Savings Trustee. Any direction to diversify may be revoked or modified before the fifteenth or last day of the month next following the request in the manner authorized by the Committee (including telephonically). All directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Section 401(a)(28)(B) of the Code.

           (e)  Diversified Shares
                ------------------

                Notwithstanding a Member's direction to diversify under this
Section 7.08, any amounts invested in the Investment Funds described in Section 7.01(a), (b), or (d) as a result of such direction shall continue to be part of the Member's Stock Ownership Account.

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

Article 8.  In-Service Withdrawals and Loans
            --------------------------------

8.01        In-Service Withdrawals
            ----------------------

            A Member who is actively employed by the Company or any Affiliated Company may elect in the manner prescribed by the Committee (including telephonically) to withdraw in cash a portion or all of his Standard Contributions Account, Tax Deductible Contributions Account, Rollover Account, or Sheltered Account, less the amount of any outstanding loan, according to the order in which the following Subsections are presented, as the amounts described in each successive Subsection are exhausted:

            (a) An amount equal to all or part of the Member's before-1987 Standard Contributions (i.e., after-tax contributions made by the Member), but
                        ----
no more than the current value thereof in the event such value is less than the net amount of such Standard Contributions.

            (b) An amount equal to all or part of the Member's after-1986 Standard Contributions and a pro rata portion of the earnings on all Standard Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Standard Contributions.

            (c) An amount equal to all or part of the Member's Tax Deductible Contributions Account.

            (d) An amount equal to all or part of the Member's Rollover Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Rollover Contributions.

            (e) An amount equal to all or part of the Member's Sheltered Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Sheltered Contributions, provided:

                 (i)   the Member has attained age 59 1/2;

                 (ii) the Member demonstrates financial hardship in accordance with the rules provided under Section 8.02, and only to the extent required to meet the need created by the financial hardship; or

                 (iii) the Member becomes disabled in accordance with Code
Section 401(k)(2)(B)(i)(A).

            In no event shall a Member who is actively employed be permitted to withdraw any portion of his Retirement Savings Matching Contributions (and earnings thereon) or Stock Ownership Account.

8.02        Determination of Financial Hardship
            -----------------------------------

            (a) In order to demonstrate financial hardship, the Member shall provide written notice to the Committee setting forth the amount requested and the facts establishing the existence of such hardship. Upon receipt of such a request, the Committee shall determine whether an immediate and heavy financial hardship exists; if the Committee determines that such a hardship exists, it shall further determine what portion of the amount requested by the Member is required to meet the immediate and heavy financial need created by the hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

            (b) The amount to be withdrawn must not be reasonably available from other resources of the Member, as determined by the Committee under rules uniformly applicable to all Members similarly situated. Notwithstanding the foregoing, a Member shall be deemed to have no other resources reasonably available only if: (i) the Member has obtained all withdrawals and distributions currently available to the Member under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Member has obtained all loans reasonably available to the Member under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; (iii) the Member agrees to cease all Exchange Contributions, Sheltered Contributions and Standard Contributions under the Plan as well as all similar contributions to all other qualified defined contribution plans maintained by the Company or an Affiliated Company for a period of 12 months from the date of the hardship withdrawal; and
(iv) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.

            (c) The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances, which need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred by the Member, and shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

                 (i) medical expenses (as defined in Section 213(d) of the Code) incurred by the Member or a Member's spouse or any dependent of the Member (as defined in Code Section 152), or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code);

                 (ii) expenses relating to the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his spouse, children or dependents (as defined in Code Section 152);

                 (iii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

                 (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                 (v) expenses arising from circumstances of sufficient severity that a Member is confronted by present or impending financial ruin or his family is clearly endangered by present or impending want or deprivation. To demonstrate such a need, the Member must prepare a statement indicating the reason for the need and the extent to which the Member has other resources reasonably available to relieve that need.

            (d) The amount of Sheltered Contributions that is available for withdrawal under Section 8.01(c)(ii) shall not exceed the lesser of: (i) the value of pre-tax contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Member's pre-tax contributions (without account earnings) that are made after December 31, 1988, or (ii) the value of all pre-tax contributions made to the Plan (taking into account earnings and losses attributable to such amounts), reduced by any amounts previously withdrawn from the Member's Sheltered Account.

            (e) Notwithstanding the foregoing, no withdrawal may be made by a Member during the period in which the Committee is making a determination of whether a domestic relations order affecting the Member's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Member's Account, it may prohibit such Member from making a withdrawal until the alternate payee's rights under such order are determined.

8.03        Investment Fund to be Deducted for Withdrawal
            ---------------------------------------------

            The amount withdrawn under Section 8.01 shall be deducted from the Investment Fund or Funds in which the amounts withdrawn are invested in accordance with such uniform rules as the Committee shall adopt from time to time.

8.04        Loans to Eligible Borrowers
            ---------------------------

            Loans from the Plan may be made to any Member who is actively employed by a Participating Company, or any Member or Beneficiary who is a "party in interest" within the meaning of Section 3(14) of ERISA. Each such individual is referred to herein as an "Eligible Borrower."

            (a) An application for a loan by an Eligible Borrower shall be made to the Committee or its designee in the manner prescribed by the Committee (including telephonic applications), whose action in approving or disapproving such application shall be final. The decisions by the Committee or its designee on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis and within a reasonable period after each loan application is received. In determining whether to make a loan pursuant to this Section 8.03, the Committee or its designee shall consider only those factors which would be considered in a normal commercial setting by an entity in the business of making loans which are similar to loans made hereunder. Notwithstanding the foregoing, the Committee or its designee may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan. In no event shall loans be made from a Member's Stock Ownership Account, or from amounts attributable to a Member's Tax Deductible Contributions or a Member's Retirement Savings Matching Contributions.

            (b) The amount of the loan must be at least $1,000 and shall not exceed the lesser of:

                 (i) $50,000, reduced by the highest outstanding balance of loans from the Plan and any other defined contribution plan maintained by the Company or an Affiliated Company during the one-year period ending on the day before the date on which the loan was made, and

                 (ii) one-half of the value of his Member Account (other than his Tax Deductible Contributions) as of the Valuation Date coincident with or immediately following the date the Eligible Borrower applies to the Committee or its designee for a loan.

            (c) The interest rate to be charged on loans made during the Plan Year shall be a reasonable rate as determined by the Committee from time to time. For loans granted or renewed after October 18, 1989, and for changes in the interest rate under an existing loan after that date, the interest rate shall not be less than the commercial rate of interest charged by persons in the business of lending money on loans which are made under similar circumstances, as determined by the Committee from time to time.

            (d) A loan may be subject to a loan initiation fee, as determined by the Committee from time to time, which fee shall be obtained from an Eligible Borrower's Retirement Savings Account at the time of such loan. The amount of the loan, reduced by such loan initiation fee, is to be transferred from the Eligible Borrower's Retirement Savings Account invested in the Investment Funds enumerated in Section 7.01, other than amounts attributable to Tax Deductible Contributions or amounts invested in the Company Stock Fund that are attributable to his Retirement Savings Matching Contributions, to a special "Loan Reserve" for such Eligible Borrower, invested solely in the loan made to the Eligible Borrower. Such amounts will be transferred from the Investment Funds in a uniform manner as determined by the Committee from time to time. Payments of principal on the loan will reduce the amount held in the Eligible Borrower's Loan Reserve. Such payments, together with the attendant interest payment, will be credited to the Eligible Borrower's Retirement Savings Account invested in the Investment Funds in accordance with the Eligible Borrower's election in effect under Sections 7.02 or 7.03 at the time of such payment. If an Eligible Borrower has no election in effect, payments will be credited to the Money Market Fund.

            (e) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

                 (i) To the extent required by the Committee, each loan shall be evidenced by a promissory note payable to the Plan.

                 (ii) Loans will be adequately secured, as determined by the Committee as of the date the loan is originated.

                 (iii) Loans will be available to all Eligible Borrowers on a reasonably equivalent basis and will not be made available to Highly Compensated Employees in an amount greater than the amount made available to Members who are not Highly Compensated Employees.

                 (iv) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Eligible Borrower, but such period shall not be less than twelve (12) months and greater than five years. In the event a loan is refinanced, the total cumulative period of repayment for the initial loan and the refinanced loan also shall not exceed five years.

                 (v) Payments of principal and interest will be made by level payments by payroll deductions or in a manner agreed to by the Eligible Borrower and the Committee. In the case of an Eligible Borrower who is not employed by the Company or an Affiliated Company, or in the case of any other Eligible Borrower where at any time during the repayment period, it is not possible to repay the loan by payroll deduction, the Member and the Committee shall agree to another form of repayment. In any event, however, such payments will be in an amount sufficient to amortize the loan over the repayment period and shall be made at least quarterly.

                 (vi) A loan may be prepaid in full as of any date without penalty.

                 (vii)  Only one loan may be outstanding at any given time.

                 (viii) Outstanding loans may be subject to an annual loan administration fee, as determined by the Committee from time to time. Loan administration fees shall be obtained from an Eligible Borrower's Retirement Savings Account on a quarterly basis, in such manner as determined by the Committee.

                 (ix) If a loan is outstanding when a Member terminates his employment with a Participating Company other than on account of (1) Involuntary Termination (as defined in the Retirement Income Plan for Employees of Armstrong World Industries, Inc., (2) the sale of substantially all of the assets of a trade or business, unit or location where the Member is employed, or (3) the sale by a Participating Company of its interest in a subsidiary where the Member is employed, the Member shall be considered in default with respect to the loan unless the Member continues to be a party in interest to the Plan (as defined in Section 3(14) of ERISA). Any other Eligible Borrower shall be considered in default on the loan if a required payment of principal or interest thereon is not paid within 60 days after it is due. If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Eligible Borrower's Retirement Savings Account under the Plan to satisfy the debt. Alternatively, if the Eligible Borrower has not repaid the loan as of the date benefits are to commence, the Committee may reduce the Eligible Borrower's distribution by the amount of the outstanding principal and interest on the loan. However, the Plan shall not levy against any portion of the Loan Reserve attributable to amounts held in the Member's Sheltered Account until such time as a distribution of the Sheltered Account could otherwise be made under the Plan. An Eligible Borrower must repay any loan prior to distribution of the Eligible Borrower's Retirement Savings Account.

            (f) Notwithstanding anything herein to the contrary, no loan shall be made to an Eligible Borrower during a period in which the Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's Retirement Savings Account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee's rights under such order are satisfied.

            (g) Loan amounts shall be withdrawn from a Member's Retirement Savings Account in the following order: (i) Sheltered Contributions; (ii) Rollover Contributions; and (iii) Standard Contributions. Within each category
(i) through (iii), the Investment Fund or Funds in which the Member is invested will be reduced to reflect the amount of the loan and any applicable set-up or maintenance charges in accordance with such uniform rules as the Committee shall adopt from time to time. Payroll deductions made to repay the loan will be invested in the various Investment Funds in accordance with the Member's investment election in effect at the time of such repayment.

Article 9.   Vesting and Distributions
             -------------------------

9.01         Vesting
             -------

             (a) A Member shall always have a vested and nonforfeitable interest in his Retirement Savings Account and his Exchange Contribution Account.

             (b) A Member shall have a vested and nonforfeitable interest in his Equity Account and Match Account upon his completion of five (5) Years of Service.

             (c) Notwithstanding anything in the Plan to the contrary, a Member shall have a vested and nonforfeitable interest in his Equity Account and Match Account upon (i) attaining age 65 provided he is actively employed by the Company or an Affiliated Company on that date; (ii) Retirement; (iii) death;
(iv) total disability, provided that the Member is eligible to receive disability benefits under a long-term disability plan sponsored by the Affiliated Company for which he was employed, under the provisions of Article VI, Section (8) of the Retirement Income Plan for Employees of Armstrong World Industries, Inc., or under the Social Security Act; (v) a Change in Control;
(vi) separation from Service from a Participating Company due to a reduction in the workforce at the office or manufacturing location at which the Member is employed which the Committee determines is a result of (1) adverse economic conditions, (2) a reorganization of the workforce or operating procedures, (3) technological change, or (4) layoff; (vii) the sale of substantially all of the assets of a trade or business, unit or location where the Member is employed, or the sale by a Participating Company of its interest in a subsidiary where the Member is employed; or (viii) the Member's termination of employment with the Company or an Affiliated Company on account of the Member's transfer to employment with Worthington Armstrong Venture (WAVE), a Delaware general partnership.

9.02   Distribution Upon Retirement or Other Termination of Employment
       ---------------------------------------------------------------

       If a Member terminates employment for any reason other than death, he may elect, in the manner prescribed by the Committee (including telephonically), at any time following his termination to receive an "eligible rollover distribution" (as defined in Code Section 402(c) and the regulations and other guidance issued thereunder) of the nonforfeitable portion of his Account. The amount of such eligible rollover distribution shall be determined as follows: for any request made by the fifteenth day of the month, the amount of such eligible rollover distribution shall be determined as soon as practicable after the fifteenth day of the month; for any request made after the fifteenth day of the month and by the last day of the month, the amount of such eligible rollover distribution shall be determined as soon as practicable after the last day of the month. For purposes of the preceding sentence, if the fifteenth or last day of a month falls on a Saturday, Sunday or holiday, the fifteenth or last day of such month shall be deemed to be the last business day preceding the fifteenth or last day, respectively. Such eligible rollover distribution shall be subject to Section 9.04(b) and the following:

       (a) Except as provided in Subsection (b), (c) or (d) below, the portion of the Member's Account attributable to his Retirement Savings Account that is not invested in the Company Stock Fund shall be distributed in cash, and the portion of the Member's Account attributable to his Retirement Savings Account that is invested in the Company Stock Fund and the nonforfeitable portion of the Member's Account attributable to his Stock Ownership Account shall be distributed in a single sum in either cash or Company Stock (with cash for fractional shares), as elected by the Member. If the Member fails to elect to receive the distribution in Company Stock, such distributions shall be made in cash.

       (b) If the Member does not elect to receive an eligible rollover distribution of the nonforfeitable portion of his Account by a Valuation Date (specified by the Committee) by the February following the Member's termination of employment, and his Account (including the amount of any outstanding loan plus accrued interest, if any) equals $5,000 or less as of such Valuation Date, as soon as practicable thereafter the Committee or its designee will notify the Member of his right to elect to make an eligible rollover distribution and his right to receive all or a portion of such distribution in Company Stock in accordance with Subsection (a).

           (i) If the Member notifies the Committee or its designee of his elections within forty-five (45) calendar days following the above-described Valuation Date, the Committee or its designee shall make a distribution or direct rollover in cash or Company Stock (as elected by the Member) of the nonforfeitable portion of the Member's Account as soon as practicable following receipt by the Committee or its designee of the Member's election, in an amount determined as of the Valuation Date on which the Committee or its designee receives such election.

           (ii) If the Member fails to notify the Committee or its designee of his elections within such forty-five (45) day period, the Committee or its designee shall determine the value of the nonforfeitable portion of the Member's Account as of the Valuation Date that coincides with or immediately follows the end of such 45-day period, and if the Member's Account (including the amount of any outstanding loan plus accrued interest, if any) equals $5,000 or less as of such Valuation Date, the Committee or its designee shall make a single lump sum cash distribution (less any mandatory withholding for federal income tax purposes) of the nonforfeitable portion of the Member's Account determined as of such Valuation Date.

Notwithstanding the foregoing provisions of this Subsection (b), the Committee or its designee shall identify each former Member who as of a Valuation Date (specified by the Committee) in November, 1999 has not commenced receiving payments under the Plan and has an Account balance (including the amount of any outstanding loan plus accrued interest) of $5,000 or less. As soon as practicable after such Valuation Date, the Committee or its designee will notify each such Member of his right to make an eligible rollover distribution and to receive all or a portion of such distribution in Company Stock in accordance with Subsection (a) and will make either a distribution or a direct rollover in accordance with the procedures described above in paragraphs (i) and (ii), except that any reference to 45 calendar days shall be replaced with 30 calendar days.

       (c) A married Member whose Account (including the amount of any outstanding loan plus accrued interest, if any) exceeds $5,000 as of any Valuation Date following his termination of employment may elect (in the manner prescribed by the Committee) to have his Retirement Savings Account used to purchase an annuity under which payments shall commence as soon as practicable following the Member's attainment of age 65 (unless the Member requests earlier commencement) and shall be made monthly for the Member's life, with 50% of the amount payable to the Member continued after his death for the remainder of the life of the spouse to whom the Member is married on the date payments are due to commence. If such a married Member obtains the consent of his spouse (which consent shall be in writing and notarized or witnessed by a member of the

Committee or its designee), he may instead elect (in the manner prescribed by the Committee) to have his Retirement Savings Account used to purchase a life annuity under which payments shall commence as soon as practicable following the Member's attainment of age 65 (unless the Member requests earlier commencement) and shall be made monthly for the Member's life.

       (d) An unmarried Member whose Account (including the amount of any outstanding loan plus accrued interest, if any) exceeds $5,000 as of any Valuation Date following his termination of employment may elect (in the manner prescribed by the Committee) to have his Retirement Savings Account used to purchase a life annuity under which payments shall commence as soon as practicable following the Member's attainment of age 65 (unless the Member requests earlier commencement) and shall be made monthly for the Member's life.

       (e) A Member may revoke the election of an annuity form of benefit under Subsection (c) or (d) at any time prior to commencing the receipt of benefits. The Committee, or its designee, shall furnish to each Member who elects an annuity described in Subsection (c) or (d) above, a written explanation of the annuity, the circumstances in which it will be provided in that form, the availability of such an election, and the relative financial effect on a Member's benefits of such an election. A Member may, at any time, after receipt of the aforementioned explanation, request a further written explanation of the terms and conditions of the annuity and the financial effect upon the particular Member's benefits of making an election not to receive his benefits in such form. Within 30 days of the date of the Member's request or as soon thereafter as practicable, the Committee shall furnish to the Member a written explanation of the effect of such an election, given in terms of dollars per payment, calculated on the basis of the current value of the Member's Retirement Savings Account determined as of the Valuation Date on which the Committee receives the Member's written election to receive an annuity form of payment.

       (f) The Committee or its designee shall notify each Member, at such time and in such manner as required by Sections 402(f) and 411(a)(11) of the Code and the regulations and other guidance issued thereunder, of his right to make a "direct rollover distribution" in accordance with Section 9.06 below, and his right to receive an immediate distribution of the nonforfeitable portion of his Account. Distribution of the nonforfeitable portion of a Member's Account under the Plan may occur prior to 30 days after the Committee or its designee provides such notice, provided:

           (i) the Member is informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to make a direct rollover distribution and whether to receive an immediate distribution; and

           (ii) the Member, after receiving the notice, requests to receive an immediate distribution, in the manner prescribed by the Committee (including telephonically).

       (g) In the event an allocation of Company Stock resulting from Stock Ownership Contributions or dividends is made to a Member's Stock Ownership Account following the date on which an initial distribution is made or begins under this Section 9.02, distribution of the nonforfeitable portion of such allocation shall be made to the Member in a single lump sum payment (in cash or Company Stock, as elected by the Member with respect to the initial distribution) as soon as practicable following the allocation of such Company Stock and/or dividends in an amount determined as of the Valuation Date coinciding with or immediately following such allocation. Further, to the extent a Member is entitled to a distribution under this Section
9.02 and there are dividends on Company Stock which have not been allocated to the Member's Stock Ownership Account and have not been utilized to pay any amounts due under an Acquisition Loan, such dividends shall be paid to the Member in cash.

       (h) Notwithstanding any other provision in the Plan to the contrary, in the event a Member who terminates employment because of his Retirement has not requested a lump sum distribution of his entire Account under this Section 9.02 or the purchase of an annuity under Subsection (c) or (d), the Member may elect (in the manner prescribed by the Committee, including telephonically) to withdraw in cash a portion of his Account and investment income thereon, less the amount of any outstanding loan, according to the order in which the following Paragraphs are presented, as the amounts described in each successive Paragraphs are exhausted:

           (i) An amount equal to all or part of the Member's before-1987 Standard Contributions (i.e., after-tax contributions made by the Member), but
                        ----
no more than the current value thereof in the event such value is less than the net amount of such Standard Contributions.

           (ii) An amount equal to all or part of the Member's after-1986 Standard Contributions and a pro rata portion of the earnings on all Standard Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Standard Contributions.

           (iii) An amount equal to all or part of the Member's Tax Deductible Contributions Account.

           (iv) An amount equal to all or part of the Member's Rollover Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Rollover Contributions.

           (v) An amount equal to all or part of the Member's Sheltered Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Sheltered Contributions.

           (vi) An amount equal to all or part of the Retirement Savings Matching Contributions made on the Member's behalf, but no more than the current value thereof in the event such value is less than the net amount of such Retirement Savings Matching Contributions.

           (vii) An amount equal to all or part of the Member's Stock Ownership Account attributable to his Equity Allocations.

           (viii) An amount equal to all or part of the Member's Stock Ownership Account attributable to his Exchange Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Exchange Contributions.

           (ix) An amount equal to all or part of the Member's Stock Ownership Account attributable to his Matching Allocations.

       Solely for the calendar quarter beginning October 1, 1996, a Member who terminates employment for any reason and who has not requested a lump sum distribution of his entire Account under this Section 9.02 or the purchase of an annuity under

Subsection (c) or (d) shall have the right to withdraw in cash all or any portion of his Account described in Paragraphs (i) through (v).

       (i) Notwithstanding any other provision in the Plan to the contrary, in no event shall any distribution or withdrawal of a Member's Stock Ownership Account be permitted between October 1, 1996 and December 31, 1996.

9.03   Distribution on Account of Death
       --------------------------------

       (a) If a Member dies before the distribution of his entire Account under
Section 9.02, the entire amount outstanding in his Account, determined as of the Valuation Date coinciding with or immediately following the Member's death or notification of the Member's death, if later, shall be paid to his Beneficiary in a single lump sum distribution as soon as practicable thereafter. The portion of the Member's Retirement Savings Account not invested in the Company Stock Fund shall be distributed to his Beneficiary in cash, and the portion of the Member's Retirement Savings Account invested in the Company Stock Fund and the Member's Stock Ownership Account shall be distributed in a single sum in either cash or Company Stock (with cash for fractional shares), as elected by the Beneficiary.

       (b) In the event an allocation of Company Stock resulting from Stock Ownership Contributions or dividends is made to the Member's Stock Ownership Account following the date on which a single lump sum distribution is made to the Member's Beneficiary under Section 9.03(a), distribution of such allocations shall be paid to the Member's Beneficiary in a single lump sum distribution (in cash or Company Stock, as elected by the Beneficiary with respect to the initial distribution) as soon as practicable following such allocation in an amount determined as of the Valuation Date coinciding with or immediately following the latest of the Member's death, the notification of the Member's death, or the allocation of such Company Stock or dividends. Further, to the extent a Member's Beneficiary is entitled to a distribution under this Section 9.03 and there are dividends on Company Stock which have not been allocated to the Member's Stock Ownership Account and have not been utilized to pay any amounts due under an Acquisition Loan, such dividends shall be paid to the Beneficiary in cash.

       (c) Notwithstanding any other provision in the Plan to the contrary, in no event shall any distribution of a deceased Member's Stock Ownership Account be permitted under this Section 9.03 between October 1, 1996 and December 31, 1996.

9.04   Latest Commencement of Payments
       -------------------------------

       (a) Notwithstanding the provisions of Section 9.02 or 9.03, unless the Member otherwise elects, the vested portion of a Member's Account shall be distributed not later than the 60th day following the end of the Plan Year in which the latest of the following occurs:

            (i)   the Member's 65th birthday,

            (ii) the tenth anniversary of the date on which he became a Member, or

            (iii) the date he terminates service with the Company or an Affiliated Company.

       (b) Notwithstanding anything in the Plan to the contrary, distribution of any Member's Account shall commence not later than the April 1 following the close of the calendar year in which the Member attains age 70 1/2, regardless of whether his employment with the Company or an Affiliated Company is terminated as of that date. If the Member is actively employed by the Company or an Affiliated Company as of that date, the Member shall elect whether to receive the minimum amount required under Code section 401(a)(9) and the regulations issued thereunder (based on the life expectancy of such Member), or his entire Account. If the Member is no longer actively employed, he shall be entitled to elect to receive his distribution in either manner indicated in the preceding sentence or in accordance with the other provisions of this Article 9. If the Member elects to receive the minimum amount required under Code section 401(a)(9), unless otherwise elected by the Member by the time distributions are required to begin under this Subsection
(b), the Member's life expectancy shall be recalculated annually. Also, any such election shall be irrevocable and shall apply to all subsequent years. Amounts required to be paid for each year shall be based on the value of the Member's Account on the last day of the immediately preceding calendar year, adjusted to reflect any additional benefits accrued during such immediately preceding calendar year, and may be subject to an administration fee, which fee shall be obtained from the Member's Account on a monthly or annual basis. In the event an actively employed Member elects to receive his entire Account, a distribution of the total value of his Account shall be made no later than the last day of each subsequent Plan Year.

9.05   Forfeitures
       -----------
       (a)  Termination of Employment
            -------------------------

            If a Member terminates employment prior to the date on which he is fully vested in his Account, the non-vested portion of his Account shall be forfeited as of the close of the Plan Year in which the earlier of the following occurs: (i) the terminated Member incurs five (5) consecutive Breaks in Service, or (ii) the terminated Member

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

receives a distribution of the vested portion of his Account. If the non-vested portion of a Member's Stock Ownership Account is forfeited, Company Stock allocated pursuant to an Acquisition Loan shall be forfeited only after other assets. The cash equivalent of any forfeited Company Stock shall be based on the fair market value of the Company Stock as of the last Valuation Date in such Plan Year of forfeiture. If interests in more than one class of Company Stock have been allocated to the Member's Stock Ownership Account, such Member must be treated as having forfeited the same portion of each such class. Any forfeited amount under this Section 9.05(a) shall be used first to reduce any future Participating Company contributions, and then to pay administrative expenses under the Plan in accordance with Section 11.07 no later than as of the end of the Plan Year in which the forfeiture occurs.

       (b)  Restoration of Account Balance
            ------------------------------

            If the non-vested portion of a Member's Account has been forfeited in accordance with Section 9.05(a), that amount shall be subsequently restored to his Stock Ownership Account and used to purchase shares of Company Stock, provided (i) he is reemployed by a Participating Company before he has a period of five (5) consecutive Breaks in Service, and (ii) he repays to the Plan within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the Plan on account of his termination of employment. The fair market value of Company Stock as of the date of restoration shall be used to determine the number of shares to be restored to the Member's Stock Ownership Account. Any amounts to be restored to a Member's Stock Ownership Account shall be taken first from any forfeitures which have not been used to reduce future Participating Company contributions or to pay administrative expenses, then from Released Leveraged Shares if the Committee determines to use Released Leveraged Shares for this purpose, and if any amounts remain to be restored, the Member's Participating Company shall make a special contribution in an amount necessary to restore such amounts. If Released Leveraged Shares are used to restore a Member's Stock Ownership Account, the fair market value of such Released Leveraged Shares as of the date of restoration shall be used to determine the number of shares to be credited to the Member's Stock Ownership Account.

9.06   Direct Rollover Distributions
       -----------------------------

       (a) At the request of a Member, a surviving spouse of a Member, or a spouse or former spouse of a Member that is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code (referred to as the "distributee"), the Retirement Savings Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or any whole percent of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an "eligible rollover distribution" as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following Subsections (b) through (h).

       (b) A direct rollover shall only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.

       (c) Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Committee or its designee and to the extent any such distribution is to be made in shares of Company stock otherwise distributable under the Plan to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

       (d) No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Committee or its designee shall require and deems to be sufficient.

       (e) A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee.

       (f) No direct rollover distribution may be made unless the distributee has received a written explanation of the consequences of such a distribution and such other information required by the Code at such time and in such manner as required by Sections 402(f) and 411(a)(11) of the Code and the regulations and other guidance issued thereunder, and in accordance with rules established by the Committee.

       (g) No direct rollover distribution shall be permitted unless the amount of the distribution exceeds $200.

       (h) Direct rollover distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

9.07   Inability to Locate Payee
       -------------------------

       If a Member or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the Plan, the amount in such Member's Account shall be forfeited and used, not later than as of the last day of the Plan Year in which the forfeiture occurs to reduce future Participating Company contributions, to defray administrative expenses of the Plan, and to restore Members' Stock Ownership Accounts in accordance with Section 9.05(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Member or Beneficiary who was entitled to receive such benefit when it first became payable, after furnishing proof of their identity and right to make such claim to the Committee, files a written request for such benefit with the Committee.

Article 10.  Management of Funds
             -------------------
10.01  Trust Funds
       -----------

       All contributions and all other cash, securities or other property received by the Retirement Savings Trustee from time to time and held by it shall constitute the Retirement Savings Trust Fund; all contributions and all other cash, securities or other property received by the Stock Ownership Trustee from time to time and held by it shall constitute the Stock Ownership Trust Fund. Each Trust Fund shall be held and invested upon such terms and in such manner as set forth in the Plan and its respective Trust Agreement. The Retirement Savings Trustee shall have exclusive authority and control to manage and control the assets of the Plan attributable to: (i) the profit sharing portion of the Plan, (ii) the initial investment of Exchange Contributions in a Money Market Fund pursuant to Section 7.02, and (iii) the diversification by certain Members of a portion of their Stock Ownership Accounts pursuant to
Section 7.08, subject to the terms of the Plan and the Retirement Savings Trust Agreement; the Stock Ownership Trustee shall have exclusive authority and control to manage and control the assets of the Plan attributable to the employee stock ownership portion of the Plan, excluding the initial investment of Exchange Contributions in a Money Market Fund pursuant to Section 7.02 and the diversification by certain Members of a portion of their Stock Ownership Accounts pursuant to Section 7.08, subject to the terms of the Plan and the Stock Ownership Trust Agreement. All payments of benefits as provided in this Plan shall be made solely out of, and to the extent of, the assets held in Trust, and no Participating Company shall be liable, directly or indirectly, for the payment of any benefits provided in this Plan, nor shall any Participating Company be liable for any deficiency existing at any time in the Trust.

10.02  Investment of Stock Ownership Contributions
       -------------------------------------------

       The investment policy of the employee stock ownership portion of the Plan is to invest primarily in Company Stock and to that end, up to 100% of the assets in the Stock Ownership Trust Fund may be so invested, subject to the initial investment of Exchange Contributions in a Money Market Fund pursuant to
Section 7.02 and the rights of certain Members to transfer to other Investment Funds pursuant to Section 7.08. Such Company Stock shall be purchased by the Stock Ownership Trustee through an established securities market or from the Company, or any other person or entity, at a price not less than fair market value. Company Stock may be sold by the Stock Ownership Trustee through an established securities market or to the Company or to any other person or entity, at a price not less than fair market value. To the extent funds are available, the Stock Ownership Trustee may invest assets temporarily in savings accounts, certificates of deposit, U.S. Government obligations, obligations of agencies of the U.S. Government or in other types of short-term investments including commercial paper, or other investments deemed desirable for the Stock Ownership Trust Fund, or the funds may be held in cash or cash equivalents.

10.03  Member Accounts
       ---------------
       (a)  Retirement Savings Account
            --------------------------

            The Committee shall authorize the establishment of the following subaccounts within each Member's Retirement Savings Account, to provide for the administration of the profit sharing portion of the Trust, in accordance with the provisions of this Plan:

                (i) Sheltered Account, to hold the Member's Sheltered Contributions, and earnings thereon.

                (ii) Standard Account, to hold the Member's Standard Contributions, and earnings thereon.

                (iii) Retirement Savings Matching Account, to hold any Retirement Savings Matching Contributions made on the Member's behalf under the Plan, and earnings thereon.

                (iv) Rollover Contributions Account, to hold any Rollover Contributions made by the Member, and earnings thereon.

                (v) Tax Deductible Contributions Account, to hold the Member's Tax Deductible Contributions made under the Plan, and earnings thereon.

       (b)      Stock Ownership Account
                -----------------------

                The Committee shall authorize the establishment of the following subaccounts within each Member's Stock Ownership Account, to provide for the administration of the employee stock ownership portion of the Trust in accordance with the provisions of this Plan:

                (i)   Exchange Contribution Account.

                (ii) Match Account, which shall include the Bonus Account in existence under the Stock Ownership Plan prior to October 1, 1996.

                (iii) Equity Account.

                Each such subaccount shall include any cash dividends received by the Trustee on shares of Company Stock held in the Members' Stock Ownership Accounts or in the Stock Ownership Suspense Account (and earnings attributable thereto), and any proceeds of the sale of Leveraged Shares. Funds in this Account may be invested only in the Stock Ownership Fund, subject to the initial investment of Exchange Contributions in a Money Market Fund pursuant to Section 7.02 and the rights of certain Members to transfer to other Investment Funds pursuant to Section 7.08.

10.04  Transfer of Trust Assets
       ------------------------

       (a) The Committee may make a transfer of liabilities and corresponding assets from the Trust to trusts of other plans qualified under Code Section 401(a). The Committee may accept a transfer of liabilities and corresponding assets from the trusts of other plans qualified under Code Section 401(a). Any assets received under the provisions of this Section shall thereafter constitute part of the corpus of the Trust. All such transfers and allocations shall be made in accordance with the provisions of ERISA.

       (b) Effective as of September 30, 1996, all of the assets and liabilities under the Stock Ownership Plan were transferred to this Plan and the portion of the assets and liabilities under the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. attributable to Employees of the Company employed at its Mobile Plant and Employees who are not subject to any collective bargaining agreement was transferred to this Plan.

10.05  Voting Rights for Company Stock
       -------------------------------

       Each Member (or Beneficiary of a deceased Member) is, for purposes of this Section 10.05, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Retirement Savings Account, the shares of Company Stock allocated to his Stock Ownership Account and to a pro rata portion of the unallocated shares of Company Stock held in the Stock Ownership

Suspense Account and shall have the right to direct the Retirement Savings Trustee and/or the Stock Ownership Trustee, as the case may be, with respect to the vote of the shares of Company Stock allocated to his Retirement Savings Account and/or his Stock Ownership Account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Member (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Retirement Savings Trustee and/or the Stock Ownership Trustee on how such shares of Company Stock allocated to such Member's (or Beneficiary's) Account shall be voted on each such matter. Upon timely receipt of such directions the appropriate Trustee shall, on each such matter, vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Member's (or Beneficiary's) Retirement Savings Account or Stock Ownership Account, and the appropriate Trustee shall have no discretion in such matter. The instructions received by the Retirement Savings Trustee and/or the Stock Ownership Trustee from Members (or Beneficiaries) shall be held by them in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or an Affiliated Company. Each Trustee shall vote all Company Stock held by it, including Company Stock for which it has not received direction, as well as unallocated shares in the employee stock ownership portion of the Plan, in the same proportion as directed shares are voted determined by the votes of Members (or Beneficiaries) on all shares allocated to Members' (or Beneficiaries') Accounts, and the appropriate Trustee shall have no discretion in such matter.

10.06  Tender Offer Rights with Respect to Company Stock
       -------------------------------------------------

       The provisions of this Section 10.06 shall apply in the event a tender or exchange offer, including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a "tender offer"), for Company Stock is commenced by a person or persons. In the event a tender offer for Company Stock is commenced, the Committee, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Committee's record-keeping functions under the Plan to an independent record-keeper (which if one of the Trustees consents in writing, may be such Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Members (or Beneficiaries) in connection with the tender offer. The Retirement Savings Trustee and the Stock Ownership Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Plan and the applicable Trust Agreement. Each Member (or Beneficiary) is, for purposes of this Section 10.06, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Retirement Savings Account, the shares of Company Stock allocated to his Stock Ownership Account, and to a pro rata portion of the unallocated shares of Company Stock held in the Stock Ownership Suspense Account and shall have the right, to the extent of the number of whole shares of Company Stock allocated to his Retirement Savings Account and/or his Stock Ownership Account, to direct the Trustee in writing as to the manner in which to respond to a tender offer with respect to shares of Company Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender offer. Upon timely receipt of such instructions, the Retirement Savings Trustee and/or the Stock Ownership Trustee shall respond as instructed with respect to such shares of Company Stock. The instructions received by the appropriate Trustee from Members (or Beneficiaries) shall be held by such Trustee in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or any Affiliated Company. If the Retirement Savings Trustee and/or Stock Ownership Trustee shall not receive timely instructions from a Member (or Beneficiary) as to the manner in which to respond to such a tender offer, such Trustee shall not tender or exchange any shares of Company Stock with respect to which such Member (or Beneficiary) has the right of direction, and such Trustee shall have no discretion in such matter. Unallocated shares of Company Stock and fractional shares of Company Stock allocated to Members' (or Beneficiaries') Accounts shall be tendered or exchanged by such Trustee in the same proportion it tenders or exchanges the shares with respect to which Members (or Beneficiaries) have the right of direction, and the Retirement Savings Trustee and/or Stock Ownership Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the direction of Members (or Beneficiaries) on all shares of Company Stock allocated to Members' (or Beneficiaries') Accounts. The independent record-keeper shall solicit confidentially from each Member (or Beneficiary) the directions described in this Section 10.06 as to whether shares are to be tendered. The independent record-keeper, if different from one of the Trustees, shall instruct the Trustees as to the amount of shares to be tendered, in accordance with the above provisions.

Article 11.  Administration of Plan
             ----------------------

11.01  Appointment of Committee
       ------------------------

       (a) The Committee shall be comprised of the members of the Retirement Committee of the Retirement Income Plan for Employees of Armstrong World Industries, Inc. The Chairman and Secretary of the Retirement Income Plan's Committee shall be the Chairman and Secretary of the Committee.

       (b) If no members of the Committee are in office, the Company shall be deemed the Committee.

11.02  Organization and Operation of the Committee
       -------------------------------------------

       (a) The Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Members and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

       (b) The Committee shall act by a majority of its members or by unanimous approval of its members if there are two or less members in office at the time, and any action may be taken either by a vote taken in a meeting or by action taken in writing without the formality of convening a meeting. In the event of a deadlock, the Committee shall determine the method for resolving such deadlock. If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

       (c) The Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

       (d) The Committee may, in addition to the execution of routine administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members or persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.

       (e) The Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

11.03  Duties and Responsibilities of the Committee
       --------------------------------------------

       The Committee, except for such investment and other responsibilities vested in one of the Trustees, a designated investment manager or the investment committee of the Board of Directors, shall have full authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties and responsibilities of the Committee shall include, but shall not be limited to, the following:

       (a) To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan. Members of the Committee shall not be precluded from serving the Committee in one or more of such individual capacities.

       (b) To determine, in its full and exclusive discretion, all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions, including determinations as to whether a claimant is eligible for benefits, the amount, form and timing of benefits, and any other matter (including any question of fact) raised by a claimant or identified by the Committee.

       (c) To advise each Trustee with respect to all benefits which become payable under the Plan and to direct each Trustee as to the manner in which such benefits are to be paid.

       (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.

       (e) To take such steps as it considers necessary and appropriate to remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error

       (f) To assure that its members, each Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

       (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

       All duties and responsibilities of the Committee shall be carried out in its sole discretion, and its decisions shall be final and binding upon all affected persons, except for the right any such persons shall have to appeal such decisions pursuant to Section 11.06 or through any court proceeding.

11.04  Required Information
       --------------------

       Each Participating Company and each Member and Beneficiary entitled to benefits shall furnish the Committee any information or proof requested by the Committee

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

and required for the proper administration of the Plan. Failure on the part of any Member or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the Plan until the requested information or proof is received.

11.05  Indemnification
       ---------------

       The Company will indemnify and save harmless the members of the Committee and any person to whom fiduciary responsibilities are delegated under this Plan against any cost or expense (including attorney's fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act, except in the case of willful misconduct.

11.06  Claims and Appeal Procedure
       ---------------------------

       (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Member or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

       (b) The Committee shall provide notice in writing to any Member or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Committee of the Member's or Beneficiary's claim or, if special circumstances require, and the Member or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Member's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

           (i) set forth the specific reasons for the denial of benefits;

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

            (ii) contain specific references to Plan provisions relative to the denial;

            (iii) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and

            (iv) advise the Member or Beneficiary that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.

       (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Member or Beneficiary fails to appeal the Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Committee's determination shall become final and conclusive.

       (d) If the Member or Beneficiary appeals the Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.

       (e) The Committee shall advise the Member or Beneficiary and such individual's representative of its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

11.07  Expenses of the Plan
       --------------------

       All reasonable expenses of the Committee and of the Plan (other than expenses of the Company which relate to settlor functions), including the expenses of the Trustees, and other reasonable expenses related to the financial administration of the Plan, shall be approved by the Committee and shall be paid out of the Trust Fund to the extent they are not paid by the Company.

Article 12.  General Provisions
             ------------------

12.01  Exclusiveness of Benefits
       -------------------------

       The Plan has been created for the exclusive benefit of the Members and their Beneficiaries. No part of the Trust shall ever revert to a Participating Company nor shall any part of such Trust ever be used other than for the exclusive benefit of the Members and their Beneficiaries, except as provided in accordance with Section 12.03(b). No Member or Beneficiary shall have any interest in or right to any part of the Trust, or any equitable right under the Trust Agreements except to the extent expressly provided in the Plan or Trust Agreements.

12.02  Limitation of Rights
       --------------------

       The establishment of this Plan shall not be considered as giving to any Member or other employee of a Participating Company the right to be retained in the employ of a Participating Company, and all Members and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.03  Non-Assignability
       -----------------

       (a) No benefit or interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for purposes of the Plan. No benefit or interest shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or interest, nor shall it be subject to attachment or other legal process for or against any person, except to such extent as may be required by law or permitted by Treasury Regulation. If any payee or representative of a payee under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such benefit or interest, the Committee may hold or apply the benefit or interest or any part thereof to or for such person, his spouse, his children, or other dependents, or any of them in such manner and in such proportions as the Committee shall determine in its sole discretion.

       (b) Notwithstanding any other provisions of the Plan to the contrary, the Committee and the Trustees shall comply with a "qualified domestic relations order" as such term in defined in Section 414(p) of the Code and the benefits otherwise payable to the Member, and to any other person than the payee entitled to benefits under the order, shall be adjusted accordingly. Benefits payable under a qualified domestic relations order may be paid prior to the "earliest retirement age" as such term is defined in Code Section 414(p). The Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

12.04  Construction of Agreement
       -------------------------

       The Plan shall be construed according to the laws of the Commonwealth of Pennsylvania and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such Commonwealth, except where preempted by Federal law.

12.05  Severability
       ------------

       (a) Should any provision of the Plan be deemed or held to be illegal or invalid for any reason, such invalidity shall not adversely affect any other Plan provision and in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one deemed or held to be illegal or invalid.

       (b) If the invalidity inhibits the proper operation of this Plan a new provision shall be adopted to take the place of the one deemed or held to be illegal or invalid.

12.06  Titles and Headings
       -------------------

       The titles and headings of the Sections and any Subsections in this instrument are for convenience of reference only. In the event of any conflict between the text of this instrument and the titles or headings, the text rather than such titles or headings shall control.

12.07  Counterparts as Original
       ------------------------

       The Plan may be prepared in counterparts, each of which so prepared shall be construed as an original.

12.08  Construction
       ------------

       The singular, where appearing in the Plan shall include the plural and the plural shall include the singular; and the masculine pronoun, where appearing in the Plan shall include the feminine and the feminine shall include the masculine.

12.09  Source of Benefits
       ------------------

       All benefits under the Plan shall be provided solely from the Trust Funds, and neither the Participating Companies nor their officers, directors or stockholders shall have any liability or responsibility therefor. Neither the Participating Companies nor the Trustees guarantee the funds of the Plan against any loss or depreciation or guarantee the payment of any benefit under the Plan. No person shall have any rights under the Plan with respect to the funds of the Plan, or against either Trustee, any Participating Company or any member of the Committee, except as specifically provided herein.

12.10  Top-Heavy Provisions
       --------------------

       (a)  General Rule
            ------------

            The Plan shall meet the requirements of this Section 12.10 in the event that the Plan is or becomes a Top-Heavy Plan.

       (b)  Top-Heavy Plan
            --------------

          Subject to the aggregation rules set forth in Subsection (c), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Accounts of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Accounts of all of the Employees as of such Date, excluding former Key Employees, and excluding any Employee who has not performed services for the Company or any Affiliated Company during the five (5) consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Account of a Key Employee shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.

       (c)  Aggregation Rules
            -----------------

            For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Section 12.10, the Plan shall be aggregated and coordinated with other qualified plans, including terminated plans, in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is

Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

          (d)  Definitions
               -----------

               For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall be applicable:

               (i) The term "Determination Date" shall mean, in the case of the first Plan Year, the last day of such Plan Year and in the case of any subsequent Plan Year, the last day of the preceding Plan Year. The value of an individual Member's Account shall be determined as of the Determination Date.

               (ii) An individual shall be considered a "Key Employee" if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years:

                     (1) was an officer of the Company who has annual compensation from the Company in the applicable Plan Year in excess of 50% of the dollar limitation under Section 415(b)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of fifty (50) or ten percent (10%) of all Employees, and provided further, that if the number of Employees treated as officers is limited to fifty (50) hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual Compensation in the applicable Plan Year and any of the four preceding Plan Years; or

                     (2) was one of the ten (10) Employees owning or considered as owning the largest interests in the Company who has annual Compensation from the

Company in the applicable Plan Year in excess of the dollar limitation under
Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code;
or

                     (3) was a more than five percent (5%) owner of the Company; or

                     (4) was a more than one percent (1%) owner of a Participating Company whose annual Compensation from the Company in the applicable Plan Year exceeded $150,000.

          For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of the Company or of the total combined voting power of all stock of the Company, taking into account the constructive ownership rules of Section 318 of the Code, as modified by Section 416(i)(1) of the Code. For purposes of Subparagraph (1) but not for purposes of Subparagraphs (2), (3) and (4) (except for purposes of determining Compensation under (4)), the term "Company" shall include any entity aggregated with the Company pursuant to Section 414(b), (c) or (m) of the Code. For purposes of Subparagraph (2), an Employee (or former Employee) who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten
(10) other Employees (or former Employees) own a greater interest than such Employee (or former Employee), provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual Compensation from the Company is considered to have the larger ownership interest.

            (iii) The term "Non-Key Employee" shall mean any Employee who is a Member and who is not a Key Employee.

          (iv) Whenever the term "Key Employee," "former Key Employee," or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the value of his inherited benefit and the value of his own Account will be considered his Account for purposes of determining whether the Plan is a Top-Heavy Plan.

          (v) For purposes of this Section 12.10, except as otherwise specifically provided, the term "Compensation" shall be determined in the same manner as "Compensation" for purposes of Section 6.08, increased by pre-tax amounts described in Sections 125 and 402(e)(3) of the Code under plans maintained by the Company or an Affiliated Company.

          (vi) The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Company in which a Key Employee participates, and each other plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          (vii) The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Company that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

       (e) Requirements Applicable If Plan Is Top-Heavy
           --------------------------------------------

           In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

           (i)  Minimum Allocations shall be as follows:

                (1) In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Company, the minimum allocation of contributions plus forfeitures allocated to the account of each Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation (including Sheltered Contributions and Exchange Contributions) provided on behalf of any Key Employee for such Plan Year. Sheltered Contributions and Exchange Contributions may not be used to satisfy this minimum allocation requirement. The minimum allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or (D) of the Code.

                (2) A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Company shall not be entitled to the minimum allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan. If a Non-Key Employee is covered under one or more qualified defined contribution plans in addition to this Plan, the minimum allocation requirements may be satisfied through contributions and forfeitures allocated to his accounts under such other plans.

          (ii) Effective for Plan Years beginning before January 1, 2000, for purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Section 415(e)(2)(B) and (e)(3)(B) of the Code, the dollar limitations on benefits and Annual Additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

          (iii) The Member's nonforfeitable right to a percentage of his Account shall be determined in accordance with the following table:

                                              Nonforfeitable
                       Years of Service         Percentage
                       ----------------         ----------
                              2                     20
                              3                     40
                              4                     60
                              5                     80
                          6 or more                100

          Notwithstanding the foregoing, in no event will a Member's nonforfeitable right to a percentage of his Account be less than his nonforfeitable right determined prior to the Plan's becoming a Top-Heavy Plan.

Article 13.  Amendment, Merger And Termination
             ---------------------------------

13.01  Amendment
       ---------

       The Company, by written resolution of the Board of Directors, reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of the Plan, provided that:

          (a) no modification or amendment shall be made that makes it possible for any portion of the assets of the Trust to revert to or become the property of any Participating Company, and

          (b) no modification or amendment shall have any retroactive effect so as to cause any reduction in the Member's Account as of the date of such amendment or shall deprive any Member or Beneficiary of any benefit accrued hereunder.

               Notwithstanding the foregoing, the Board of Directors has delegated the authority to amend the Plan to the Committee; provided, however, that the Board of Directors reserves the right to rescind or modify such delegation at any time and for any reason and retains the right to amend the Plan itself at any time. Further notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively if necessary, which the Board of Directors or its delegate deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to plans or trusts of this character, including the qualification of any trust or other fund created under the Plan as exempt from income taxes under the Code.

13.02  Termination, Sale of Assets or Sale of Subsidiary
       -------------------------------------------------

       While the Plan and Trust are intended to be permanent, they may be terminated at any time at the discretion of the Board of Directors or its delegate by written resolution, solely as to all or any one Participating Company. Written notification of such action shall be given to each Participating Company and the Trustees setting forth the date of termination and such date of termination shall be deemed a Valuation Date. Thereafter, no further contributions shall be made to any Trust Fund by a Participating Company involved in the termination.

       Upon the complete or partial termination of the Plan, or upon the complete discontinuance of all contributions by all Participating Companies, the rights of all affected Members in their Accounts shall be fully vested. Any unallocated Leveraged Shares shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to each Member's Account based on the proportion that the balance of each such Member's Account bears to the total of the balances of all Accounts. Upon termination, a Member's Account shall not be distributed until such time as otherwise provided under
Article 9 hereof. Upon the sale of substantially all of the assets of a Participating Company in a trade or business or the sale by a Participating Company of its interest in a subsidiary, a Member who is employed by such Participating Company shall be considered to have separated from service for purposes of determining a Member's entitlement to a distribution pursuant to the provisions of Section 9.02, to the extent permitted under Sections 401(k)(10) and 409(d) of the Code. Upon such event, the Members may no longer actively participate in the Plan.

13.03  Merger of Plans
       ---------------

       Upon the merger or consolidation of this Plan with any other plan or the transfer of assets or liabilities from the Trust to another trust, all Members shall be entitled to a benefit at least equal to the benefit they would have been entitled to receive had the Plan been terminated in accordance with Section 13.02 immediately prior to such merger, consolidation or transfer of assets or liabilities.

13.04  Additional Participating Companies, Locations, or Divisions
       -----------------------------------------------------------

       Any domestic subsidiary which is now or becomes an Affiliated Company shall become a Participating Company upon appropriate action by the board of directors of such subsidiary necessary to adopt the Plan with respect to its employees. In order for a domestic subsidiary to become a Participating Company the Board, the Executive Committee of the Board, or the Committee must consent to such action. The Board, the Executive Committee of the Board, or the Committee also may approve the inclusion of employees of any newly established or acquired location or division as Employees eligible for membership under the Plan. The Committee shall determine to what extent, if any, credit for eligibility and vesting purposes shall be granted for previous service with the subsidiary, location or division, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.